UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

POLYCOM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2009

To Polycom Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of Polycom, Inc., a Delaware corporation, will be held on Wednesday, May 27, 2009, at 10:00 a.m., Pacific time, at Polycom’s principal executive offices located at 4750 Willow Road, Pleasanton, California 94588, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve amendments to Polycom’s 2004 Equity Incentive Plan and 1996 Stock Incentive Plan to (i) permit Polycom to undertake a one-time option exchange program, (ii) increase the number of shares of common stock reserved for issuance under the 2004 Equity Incentive Plan by 3,600,000 shares, (iii) implement flexible share counting under the 2004 Equity Incentive Plan, and (iv) make certain other clarifying amendments.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The preceding items of business are more fully described in the proxy statement accompanying this Notice. Any action on the items of business described above may be considered at the 2009 Annual Meeting at the time and on the date specified above or at any time and date to which the 2009 Annual Meeting may be properly adjourned or postponed. Only stockholders of record at the close of business on April 10, 2009, are entitled to notice of and to vote at the 2009 Annual Meeting. This notice of annual meeting, the proxy statement and accompanying form of proxy card are being distributed to stockholders on or about April 23, 2009.

Your vote is very important. Whether or not you plan to attend the 2009 Annual Meeting, we encourage you to read the proxy statement and submit your proxy card or vote on the Internet or by telephone as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2009 Annual Meeting and Procedural Matters” and the instructions on the enclosed proxy card.

All stockholders are cordially invited to attend the 2009 Annual Meeting in person. Any stockholder attending the 2009 Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

Thank you for your ongoing support of Polycom.

By Order of the Board of Directors of Polycom, Inc.

Robert C. Hagerty
Chairman of the Board of Directors, Chief Executive Officer and President

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Page
QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND PROCEDURAL MATTERS	1

Why am I receiving these materials?	1

Can I attend the 2009 Annual Meeting?	1

Who is entitled to vote at the 2009 Annual Meeting?	1

What is the difference between holding shares as a stockholder of record or as a beneficial owner?	2

How can I vote my shares in person at the 2009 Annual Meeting?	2

How can I vote my shares without attending the 2009 Annual Meeting?	2

How many shares must be present or represented to conduct business at the 2009 Annual Meeting?	3

What proposals will be voted on at the 2009 Annual Meeting?	3

What is the voting requirement to approve each of the proposals?	3

How are votes counted?	3

How does the Board of Directors recommend that I vote?	4

What happens if additional matters are presented at the 2009 Annual Meeting?	4

Can I change my vote?	4

What happens if I decide to attend the 2009 Annual Meeting but I have already voted or submitted a proxy card covering my shares?	5

What should I do if I receive more than one set of voting materials?	5

Is my vote confidential?	5

Who will serve as inspector of election?	5

Where can I find the voting results of the 2009 Annual Meeting?	5

Who will bear the cost of soliciting votes for the 2009 Annual Meeting?	5

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

How may I obtain a separate set of proxy materials or the 2008 Annual Report?	7

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2009	7

PROPOSAL ONE—ELECTION OF DIRECTORS	8

General	8

Information Regarding the Nominees	8

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Page
PROPOSAL TWO—APPROVAL OF AMENDMENTS TO EQUITY PLANS TO PERMIT A ONE-TIME OPTION EXCHANGE PROGRAM AND TO PROVIDE FOR A SHARE RESERVE INCREASE AND FLEXIBLE SHARE COUNTING	11

Reasons for the Exchange Program	11

Description of the Exchange Program	12

Description of Increase in Share Reserve and Flexible Share Counting	18

Other Amendments	19

Required Vote	19

Description of the 2004 Equity Incentive Plan	19

Description of the 1996 Stock Incentive Plan	24

Summary of U.S. Federal Income Tax Consequences	26

Participation in the Plans	29

Summary	29

PROPOSAL THREE—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30

General	30

Principal Accounting Fees and Services	30

Pre-Approval of Audit and Non-Audit Services	31

CORPORATE GOVERNANCE	32

Corporate Governance Principles and Code of Business Ethics and Conduct	32

Director Independence	32

Board Meetings and Committees	32

Compensation Committee Interlocks and Insider Participation	34

Process for Recommending Candidates for Election to the Board of Directors	34

Director Resignation	35

Attendance at Annual Meetings of Stockholders by the Board of Directors	36

Contacting the Board of Directors	36

EXECUTIVE COMPENSATION	37

Compensation Discussion and Analysis	37

Compensation Committee Report	60

2008 Summary Compensation Table	61

Grants of Plan-Based Awards in 2008	62

Outstanding Equity Awards at 2008 Fiscal Year-End	63

2008 Option Exercises and Stock Vested	64

Potential Payments Upon Termination or Change of Control	64

Compensation of Directors	69

Equity Compensation Plan Information	71

ii

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POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these materials?

A:	The Board of Directors of Polycom, Inc. is providing the notice of annual meeting, this proxy statement and the accompanying form of proxy card to you in connection with the solicitation of proxies for use at Polycom’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be held Wednesday, May 27, 2009 (the “Annual Meeting Date”), at 10:00 a.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials and Polycom’s 2008 Annual Report are being distributed to you on or about April 23, 2009.

The 2009 Annual Meeting will be held at Polycom’s principal executive offices, located at 4750 Willow Road, Pleasanton, California 94588. The telephone number at that location is (925) 924-6000.

As a stockholder, you are invited to attend the 2009 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Can I attend the 2009 Annual Meeting?

A:	You are invited to attend the 2009 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 10, 2009 (the “Record Date”). You should bring photo identification for entrance to the 2009 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific time and you should leave ample time for the check-in procedures. Stockholders may request directions to our principal executive offices in order to attend the 2009 Annual Meeting by calling (925) 924-5907.

Q:	Who is entitled to vote at the 2009 Annual Meeting?

A:	If you own common stock—You may vote your shares of Polycom common stock if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 83,821,385 shares of Polycom common stock outstanding and entitled to vote at the 2009 Annual Meeting. You may cast one vote for each share of common stock held by you as of the Record Date on all matters presented.

If you own exchangeable shares—In connection with our April 2001 acquisition of Circa Communications Ltd., a Canadian company (“Circa”), we caused to be issued 1,087,434 shares (the “exchangeable shares”) of Polycom Nova Scotia Ltd., a subsidiary of Polycom, in exchange for all of the outstanding shares of capital stock of Circa. The exchangeable shares are exchangeable for shares of Polycom common stock on a one-for-one basis. In order to provide the holders of the exchangeable shares the ability to vote on matters that may be voted on by Polycom’s stockholders during the period prior to when they exchange their exchangeable shares for shares of Polycom common stock, we have issued one share of preferred stock, designated as special voting stock, which is issued and outstanding as of the Record Date. Each of the current holders of exchangeable shares holds a fractional interest in the special voting stock, which entitles them to a number of votes at the 2009 Annual Meeting equal to the number of exchangeable shares they hold. Therefore, each holder of a fractional interest in the special voting stock entitled to vote at the 2009 Annual Meeting is entitled to one vote for each exchangeable share held by that holder as of the Record Date. As of the Record Date, 45,001 exchangeable shares were issued and outstanding; therefore, through their interests in the special voting stock, the holders of exchangeable shares may cast an aggregate of 45,001 votes at the 2009 Annual Meeting.

As of the Record Date, holders of common stock and holders of exchangeable shares are eligible to cast an aggregate of 83,866,386 votes at the 2009 Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record or as a beneficial owner?

A:	If your shares are registered directly in your name with Polycom’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record,” and these proxy materials are being sent directly to you by Polycom. As the stockholder of record, you have the right to grant your voting proxy directly to Polycom or to a third party, or to vote in person at the 2009 Annual Meeting. Polycom has enclosed a proxy card for you to use.

If your shares are held by a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you together with voting instructions on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the 2009 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2009 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2009 Annual Meeting.

Q:	How can I vote my shares in person at the 2009 Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the 2009 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2009 Annual Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2009 Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted even if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the 2009 Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2009 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail—Stockholders of record of Polycom common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Polycom stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet—Stockholders of record of Polycom common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., Eastern time, on May 26, 2009. Most Polycom stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of Polycom common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 11:59 p.m., Eastern time, on May 26, 2009. Most Polycom stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Q:	How many shares must be present or represented to conduct business at the 2009 Annual Meeting?

A:	The presence of the holders of a majority of the shares entitled to vote at the 2009 Annual Meeting is necessary to constitute a quorum at the 2009 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2009 Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the 2009 Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	What proposals will be voted on at the 2009 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2009 Annual Meeting are:

•	The election of eight directors to serve for the ensuing year and until their successors are duly elected and qualified;

•

The approval of amendments to Polycom’s 2004 Equity Incentive Plan and 1996 Stock Incentive Plan to (1) permit Polycom to undertake a one-time option exchange program, (2) increase the number of shares of common stock reserved for issuance under the 2004 Equity Incentive Plan by 3,600,000 shares, (3) implement flexible share counting under the 2004 Equity Incentive Plan, and (4) make certain other clarifying amendments; and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the votes cast is required for the election of directors (Proposal One).

The affirmative vote of a majority of votes cast is required to approve the amendments to the 2004 Equity Incentive Plan and 1996 Stock Incentive Plan (Proposal Two) and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal Three).

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal One). The eight nominees for director receiving the highest number of affirmative votes will be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the amendments to the 2004 Equity Incentive Plan and 1996 Stock Incentive Plan (Proposal Two) and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal Three). Abstentions are deemed to be votes cast and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on these proposals.

All shares entitled to vote and represented by properly executed proxy cards received prior to the 2009 Annual Meeting (and not revoked) will be voted at the 2009 Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

•	“FOR” the eight nominees for election as directors (Proposal One);

•

“FOR” the approval of amendments to Polycom’s 2004 Equity Incentive Plan and 1996 Stock Incentive Plan to (1) permit Polycom to undertake a one-time option exchange program, (2) increase the number of shares of common stock reserved for issuance under the 2004 Equity Incentive Plan by 3,600,000 shares, (3) implement flexible share counting under the 2004 Equity Incentive Plan, and (4) make certain other clarifying amendments (Proposal Two); and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal Three).

Q:	What happens if additional matters are presented at the 2009 Annual Meeting?

A.	If any other matters are properly presented for consideration at the 2009 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2009 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Robert C. Hagerty and Michael R. Kourey, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Polycom does not currently anticipate that any other matters will be raised at the 2009 Annual Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2009 Annual Meeting.

If you are the stockholder of record, you may change your vote (1) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) by providing a written notice of revocation to Polycom’s Corporate Secretary at Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588 prior to your shares being voted, or (3) by attending the 2009 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote your shares, by attending the 2009 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2009 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker, trustee or nominee may have, you may attend the 2009 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the 2009 Annual Meeting. Please be aware that attendance at the 2009 Annual Meeting will not, by itself, revoke a proxy.

If a broker, trustee or nominee beneficially holds your shares in street name and you wish to attend the 2009 Annual Meeting and vote in person, you must obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Polycom proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Polycom or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to Polycom management.

Q:	Who will serve as inspector of election?

A:	The inspector of election will be Computershare Trust Company, N.A.

Q:	Where can I find the voting results of the 2009 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2009 Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the fiscal quarter ending on June 30, 2009.

Q:	Who will bear the cost of soliciting votes for the 2009 Annual Meeting?

A:	Polycom will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained The Proxy Advisory Group LLC to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners for an estimated fee of $12,500 plus reasonable out-of-pocket expenses.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings.

For inclusion in Polycom’s proxy materials—Stockholders may present proper proposals for inclusion in Polycom’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to Polycom’s Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2010 annual meeting of stockholders, stockholder proposals must be received by Polycom’s Corporate Secretary no later than December 24, 2009, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be brought before annual meeting—In addition, Polycom’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by a stockholder who has delivered written notice to Polycom’s Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the nominees and about the stockholder proposing such nominations.

Polycom’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to Polycom’s Corporate Secretary within the Notice Period (as defined below) and who was a stockholder at the time of such notice and as of the record date. The notice must contain specified information about the matters to be brought before such meeting and about the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one year anniversary of the date on which Polycom mailed its proxy materials to stockholders in connection with the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2010 annual meeting of stockholders will start on February 7, 2010 and end on March 9, 2010.

If a stockholder who has notified Polycom of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Polycom need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Polycom’s Corporate Secretary at our principal executive offices or by accessing Polycom’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in Polycom’s proxy materials, should be sent to Polycom’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate set of proxy materials or the 2008 Annual Report?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our proxy materials and 2008 Annual Report. Stockholders who do not receive a separate copy of our proxy materials and 2008 Annual Report and want to receive a separate copy may request to receive a separate copy of, or stockholders may request additional copies of, our proxy materials and 2008 Annual Report by calling (925) 924-5907 or by writing to Polycom, Inc., 4750 Willow Road, Pleasanton, CA 94588, Attention: Investor Relations. Stockholders who share an address and receive multiple copies of our proxy materials and 2008 Annual Report can also request to receive a single copy by following the instructions above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2009.

The proxy statement and annual report to stockholders are available at www.polycom.com/2009proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Polycom’s Board of Directors currently has eight authorized directors. The Board of Directors has selected eight nominees for election to Polycom’s Board of Directors, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors and all of whom are currently serving as directors of Polycom. All nominees were elected by the stockholders at last year’s annual meeting.

Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2009 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

Information Regarding the Nominees

The names of the nominees for director, their ages, their positions with Polycom and other biographical information as of March 31, 2009, are set forth below. There are no family relationships among any of Polycom’s directors or executive officers.

Name	Age	Position
Robert C. Hagerty	57	Chairman of the Board of Directors, Chief Executive Officer and President
Michael R. Kourey	49	Senior Vice President, Finance and Administration, Chief Financial Officer, and Director
Betsy S. Atkins (2)(3)(4)	53	Director
David G. DeWalt (2)(4)(5)	44	Director
John A. Kelley, Jr. (1)(3)	59	Director
D. Scott Mercer (1)(3)	58	Director
William A. Owens (2)	68	Director
Kevin T. Parker (1)(4)	49	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Member of Strategic Matters Committee
(5)	Lead Independent Director

Robert C. Hagerty joined Polycom in January 1997 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named Chief Executive Officer. In March 2000, Mr. Hagerty was named Chairman of the Board of Directors. Since February 2009, Mr. Hagerty has also been serving as the interim head of the worldwide sales organization. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd. He also held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations. In addition, Mr. Hagerty’s career history includes positions as Vice President, High Performance Products for Conner Peripherals and key management positions at Signal Corporation and Digital Equipment Corporation. Mr. Hagerty currently serves as a member of the Board of Directors of Palm, Inc. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts, and an M.A. in Management from St. Mary’s College of California.

Michael R. Kourey has been a member of the Board of Directors since January 1999. Mr. Kourey has served as our Senior Vice President, Finance and Administration, since January 1999 and as our Chief Financial Officer since January 1995. He also served as Vice President, Finance and Administration from January 1995 to January 1999, Vice President, Finance and Operations from July 1991 to January 1995, Secretary from June 1993 to May 2003, and Treasurer from May 2003 to May 2004. Prior to joining us, he was Vice President, Operations of Verilink Corporation. Mr. Kourey currently serves as a member of the Board of Directors of Aruba Networks, Inc. and Riverbed Technology, Inc. and serves on the Advisory Board of the Business School at Santa Clara University. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

Betsy S. Atkins has been a director since April 1999 and is the Chief Executive Officer of Baja Corp, an independent venture capital firm focused on technology, renewable energy and life sciences industries, since 1994. Effective April 1, 2009, Ms. Atkins was appointed Chief Executive Officer and Chairman of the Board of Clear Standards, Inc., a provider of enterprise carbon management and sustainability solutions. Previously, Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a functional food/nutraceutical company, from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, Inc. in 1989 and a member of its board of directors, and served as its EVP of sales, marketing, professional services and international operations prior to its acquisition by Lucent Technologies. Ms. Atkins serves on the boards of directors of SunPower Corp., Reynolds American Inc., Chicos FAS, Inc. as well as a number of private companies (including the board of directors of The NASDAQ Stock Market LLC), and is an advisor to British Telecom. Ms. Atkins also was a presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee and is a governor-appointed member of the Florida International University Board of Trustees. Ms. Atkins holds a B.A. from the University of Massachusetts.

David G. DeWalt has been a director of Polycom since November 2005. Mr. DeWalt currently serves as Chief Executive Officer and President of McAfee, Inc., a provider of antivirus software and intrusion prevention solutions. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, a developer and provider of information infrastructure technology and solutions, including as Executive Vice President, EMC Software Group and the President of EMC’s Documentum and Legato Software divisions. Prior to joining EMC, Mr. DeWalt served as President and Chief Executive Officer of Documentum, Inc. from July 2001 to December 2003, Executive Vice President and Chief Operating Officer of Documentum from October 2000 to July 2001, and Executive Vice President and General Manager, eBusiness Unit, of Documentum from August 1999 to October 2000. Prior to joining Documentum in 1999, Mr. DeWalt was the Founding Principal and Vice President of Eventus Software from August 1997 to December 1998. Following the 1998 acquisition of Eventus by Segue Software, Mr. DeWalt served as Segue’s Vice President, North American sales. Mr. DeWalt holds a B.S. in Computer Science and Electrical Engineering from The University of Delaware.

John A. Kelley, Jr. has been a director of Polycom since March 2000. Mr. Kelley most recently served as the Chairman, President and Chief Executive Officer of McDATA Corporation, a provider of storage networking and data infrastructure solutions. McDATA was acquired by Brocade Communications Systems, Inc., a data infrastructure company, in January 2007. Mr. Kelley started at McDATA as President and Chief Operating Officer in August 2001. Prior to joining McDATA, Mr. Kelley served as Executive Vice President of Networks at Qwest Communications from August 2000 to December 2000. He served as President of Wholesale Markets for U.S. West from May 1998 to July 2000. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U.S. West. Prior to joining U.S. West, Mr. Kelley was the Area President for Mead Corporation’s Zellerbach Southwest

Business Unit from 1991 to 1995, and has held senior positions at Xerox and NBI. Mr. Kelley is also a director of several private company and not-for-profit boards. Mr. Kelley holds a B.S. in business management from the University of Missouri, St. Louis.

D. Scott Mercer has been a director of Polycom since November 2007. Since April 2008, Mr. Mercer has served as the Chief Executive Officer of Conexant Systems, Inc., a semiconductor solutions company that provides products for imaging, video, audio, and Internet connectivity applications. Mr. Mercer was named Chairman of the Board of Conexant in August 2008. Mr. Mercer served as Interim Chief Executive Officer of Adaptec, Inc., a provider of software and hardware-based storage solutions, from May 2005 through November 2005. Mr. Mercer also served as a Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries, from February 2004 through December 2004. Prior to that, Mr. Mercer was a Senior Vice President and the Chief Financial Officer of Western Digital Corporation from October 2001 through January 2004. From June 2000 to September 2001, Mr. Mercer served as Vice President and Chief Financial Officer of Teralogic, Inc. From June 1996 through May 2000, Mr. Mercer held various senior operating and financial positions with Dell, Inc. In addition to Conexant, Mr. Mercer is also a director of Palm, Inc. He holds a B.S. in Accounting from California Polytechnic University.

William A. Owens has been a director of Polycom since December 2005 and was previously a director of Polycom from August 1999 to May 2004. Mr. Owens joined AEA Holdings and AEA Investors, a New York private equity company, on April 1, 2006. He served as Vice Chairman, Chief Executive Officer and President of Nortel Networks Corporation, a provider of end-to-end networking products and solutions, from May 2004 to November 2005. Prior to that, he served as Chairman and Chief Executive Officer of Teledesic LLC, a satellite communications company, from February 1999 to May 2004. During that same period, he also served as Chairman and Chief Executive Officer of Teledesic’s affiliated company, Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC). From 1994 to 1996, he was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens is also a member of the Board of Directors of Daimler Chrysler AG (until April 9, 2009), Embarq Corporation, Wipro Ltd., and several philanthropic and private company boards. Mr. Owens holds a B.A. in mathematics from the U.S. Naval Academy, Bachelor’s and Master’s degrees in politics, philosophy, and economics from Oxford University, and a Masters in Management from George Washington University.

Kevin T. Parker has been a director of Polycom since January 2005. Mr. Parker is Chairman, President and Chief Executive Officer of Deltek, Inc., a provider of enterprise software applications. Prior to joining Deltek, Mr. Parker served as Co-President of PeopleSoft, Inc., an enterprise application software company, from October 2004 to December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker is also a director of a private company. Mr. Parker holds a B.S. in Accounting from Clarkson University and sits on its Board of Trustees.

See “Corporate Governance” and “Executive Compensation—Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

APPROVAL OF AMENDMENTS TO EQUITY PLANS TO PERMIT A ONE-TIME OPTION EXCHANGE PROGRAM AND TO PROVIDE FOR A SHARE RESERVE INCREASE AND FLEXIBLE SHARE COUNTING

We are seeking stockholder approval of amendments to our 2004 Equity Incentive Plan (the “2004 Plan”) and 1996 Stock Incentive Plan (the “1996 Plan” and together with the 2004 Plan, the “Plans”) to:

•	allow for a one-time stock option exchange program as outlined below (the “Exchange Program”);

•	increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 3,600,000 shares;

•	provide for flexible share counting between stock options and other full value equity awards under the 2004 Plan; and

•	make certain other clarifying amendments.

The Board of Directors has approved such amendments to the Plans, subject to approval from our stockholders at this 2009 Annual Meeting.

Reasons for the Exchange Program

The widespread deterioration of the global economy and the continued weakening of international markets due to the global recession, the tightening of the credit markets, the extraordinary volatility in the stock markets, and uncertainty and weakening in the key vertical and geographic markets in which we do business have all caused a negative impact on technology spending for the products and services that we offer. As a result, we have particularly experienced weakness in our voice communications solutions product sales, including longer sales cycles and a decline in year-over-year revenue levels. While we believe that our voice communications solutions products are more susceptible to the current economic environment than our video solutions product offerings, tightened corporate budgets and capital expenditures have adversely impacted sales of all of our products, including our video solutions products.

Polycom has also experienced a substantial decline in our stock price reflecting global economic conditions. This drop in our stock price has caused many of the stock options granted under our equity plans, including the 2004 Plan and 1996 Plan, to have exercise prices that are significantly higher than the trading price of Polycom’s common stock. As of March 31, 2009, employees of Polycom held stock options to purchase approximately 8,806,545 shares of Polycom’s common stock with exercise prices above the closing market price of Polycom’s common stock on that date ($15.39 per share). Consequently, as of March 31, 2009, more than 97% of our outstanding stock option grants were underwater (meaning that the stock option exercise price exceeded the market price of Polycom common stock.) Further, as of such date, stock options to purchase 3,556,967 shares of Polycom’s common stock had exercise prices of greater than $28.94 (our current 52-week high as of March 31, 2009). Because we consider long-term equity incentives to be an important part of our employees’ compensation and an important incentive and retention tool, these stock options have become considerably less effective in retaining and motivating our employees, who view their existing options as having little or no value due to the sizable difference between the exercise prices and the current market price of our common stock. We believe that, notwithstanding the current economic environment, it is essential to continue to retain and motivate the best employees. If the amendments to the Plans are approved by our stockholders, the amendments would permit a one-time option exchange program as outlined below. The alternatives considered and the importance of the Exchange Program for Polycom are also discussed in further detail below.

If you are both a stockholder and an employee holding eligible options, please note that voting to approve the amendments to the Company’s existing equity plans does not constitute an election to participate in the Exchange Program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE APPROVAL OF AMENDMENTS TO THE

2004 EQUITY INCENTIVE PLAN AND 1996 STOCK INCENTIVE PLAN

Description of the Exchange Program

What is the Exchange Program?

Effective April 7, 2009, the Board of Directors authorized, subject to stockholder approval, a stock option exchange program that will permit our eligible employees to exchange certain outstanding stock options (the “eligible options”) with an exercise price above the 52-week high price of our common stock measured as of the date that we commence the Exchange Program and granted under the 2004 Plan, the 1996 Plan, and the PictureTel Corporation 1998 Acquisition Stock Option Plan (the “PictureTel Plan”), for a lesser number of restricted stock units to be granted under our 2004 Plan. Our intent in using the 52-week high threshold of our common stock is to ensure that only outstanding stock options that are substantially “underwater” (meaning the exercise prices of such options are greater than our stock price as of the 52-week high) are eligible for exchange under the Exchange Program. Because the eligibility of options will be determined based on the 52-week high as of the start date of the Exchange Program, we are unable to determine as of the date of the 2009 Annual Meeting the exact number of eligible awards. However, for purposes of an example, if we were to commence the Exchange Program on June 1, 2009, then the per-share 52-week high price of our common stock would be $28.94 (assuming no further increase in our stock price prior to such date), and based on the number of options held by eligible employees as of March 31, 2009, 2,928,678 shares would be eligible for the exchange.

What other alternatives were considered?

In considering how best to continue to motivate, retain and reward our employees who have options that are underwater, we evaluated several alternatives, including the following:

•

Increase Cash Compensation. To replace the intended benefits of equity incentives, we would need to substantially increase cash compensation. Although we evaluated this alternative, we do not view cash incentives as a viable substitution for equity incentives because they do not provide the same alignment with our stockholders’ interests in terms of incenting our employees to increase the stock price and, therefore, derive long-term value for our stockholders.

•

Grant Additional Equity Awards. We also considered granting employees additional equity at current market prices. However, these additional grants would substantially increase the potential dilution to our stockholders and would increase our compensation expense accordingly.

We determined that a program under which employees could exchange eligible options for a lesser number of restricted stock units was most attractive for the reasons described under “Why is the Exchange Program important?” below.

Why is the Exchange Program important?

For a number of reasons, we believe the Exchange Program is an important component in our strategy to align employee and stockholder interests through our equity compensation practices. It will permit us to:

•

Provide renewed incentives for the employees who participate in the Exchange Program by issuing them restricted stock units that will vest over a period of time following the exchange if they remain employed with us. The restricted stock units will provide Polycom with immediate retention value on our employees and, at the same time, create an opportunity for greater value to the employees if the stock price increases. Providing renewed incentives to our employees is the primary purpose of the Exchange Program, and we believe the Exchange Program will enable us to enhance long-term stockholder value by aligning the interests of our employees more fully with the interests of our stockholders. Our stockholders will benefit in that the Exchange Program should help drive improved motivation, retention and engagement of a large number of our employees. We have had to make difficult decisions during the economic downturn, including headcount reductions, reductions in discretionary spending, deferral of nonessential projects, and suspension of our annual merit salary increase reviews among other actions, and we believe that the Exchange Program will contribute to the improvement of employee morale and retention through a balanced approach that meets both employee and stockholder interests.

•

Meaningfully reduce the number of shares outstanding under our equity plans that have high exercise prices and may no longer provide incentives for their holders to remain as our employees. Keeping these awards outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program. By replacing the awards with a lesser number of restricted stock units, the potential dilution to our stockholders is decreased.

•

Reinstate value for compensation costs that we already are incurring with respect to outstanding equity awards. These awards were granted at the then fair market value of our common stock. For purposes of an example, under applicable accounting rules, we will have to recognize approximately $44.3 million in compensation expense related to awards priced above our current 52-week high of $28.94, $30.2 million of which has already been expensed as of March 31, 2009, and $14.1 million of which we will continue to be obligated to expense, even if these awards are never exercised because they remain underwater. We believe it is not in the interest of Polycom or its stockholders to recognize compensation expense on awards that do not provide value to our employees. By replacing options that have little or no retention or incentive value with restricted stock units that will provide both retention and incentive value without adding compensation expense (other than due to rounding or any expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), Polycom will be making efficient use of its resources.

What are the material terms of the Exchange Program?

The material terms of the Exchange Program include eligibility, the exchange ratios to be applied to eligible options and the vesting schedule to apply to restricted stock units issued pursuant to the Exchange Program. These terms are summarized in the following questions and answers.

Who will be eligible to participate in the Exchange Program?

If approved by our stockholders, the Exchange Program will be open to most employees, with certain exceptions described below, who are employed by us as of the start of the Exchange Program and who remain employees through the date the Exchange Program ends.

Will named executive officers, directors and all employees be eligible to participate in the Exchange Program?

No. The members of our Board of Directors and our named executive officers as of the start of the Exchange Program will not be eligible to participate in the Exchange Program. In addition, employees based in certain countries will not be eligible to participate in the Exchange Program because local tax and regulatory regimes or other factors such as expense, complexity, administrative burden or similar considerations prevent us from achieving our goals with respect to these countries. Former employees who still hold options at the time the Exchange Program commences will also be excluded.

Will certain options with exercise prices that exceed the then-current 52-week high be excluded from the Exchange Program?

Yes. Options that have been granted within 12 months of the date of the commencement of the Exchange Program will not be exchangeable in the Exchange Program. At the time that we commence the Exchange Program, we may elect to cash out eligible options held by employees in certain countries, subject to country restrictions. We may also elect to cash out or exclude eligible options that, upon exchange at the then-applicable exchange ratios, would result in a grant to any individual employee of a total of 50 or fewer restricted stock units. In the event that we elect to cash out certain eligible options to accomplish administrative and other benefits, we anticipate that these small amounts of shares will be cashed out at their fair value established at the start of the Exchange Program.

When will the Exchange Program begin?

The Exchange Program will begin within 12 months of the date of the 2009 Annual Meeting. Within this timeframe, the actual start date will be determined by Polycom. Even if the amendments to the Plans are approved by our stockholders, Polycom may decide not to implement the Exchange Program. If the Exchange Program does not commence within 12 months of the 2009 Annual Meeting, Polycom will consider any exchange program to be a new one, requiring new stockholder approval for amendments to the Plans to permit awards granted under the Plans to be eligible to participate in such exchange program.

How will the exchange ratios be determined?

As described in further detail below, the exchange ratios of shares subject to eligible options surrendered in exchange for restricted stock units will be determined on a grant-by-grant basis in a manner intended to result in the issuance of restricted stock units that have a fair value approximately equal to, or less than, the fair value of the eligible options to be replaced. The exchange ratios will be established shortly before the start of the tender offer and will depend on the original exercise price of the eligible option and the then-current fair value of the award (calculated using a Black-Scholes model), as described further below. The Exchange Program will not be a one-for-one exchange. Instead, the participants will receive restricted stock units covering a lesser number of shares than are covered by the exchanged eligible options. Our expectation is that, except due to rounding or fluctuations in our stock price between the date that we set the exchange ratios and the date that the exchanges actually occur, the Exchange Program will be cost neutral from a FAS123(R) perspective.

How will the restricted stock units vest?

Each restricted stock unit issued in the Exchange Program will represent a right to receive one share of our common stock on a specified future date. None of the restricted stock units will be vested on the date of grant, regardless of whether the options exchanged were partially or wholly vested. The restricted stock units will be subject to a new vesting schedule, under which 50% of the shares subject to each restricted stock unit award will vest on the first anniversary date of the award’s grant and the remaining 50% of the shares will vest on the second anniversary date of the award’s grant, subject to the award holder’s continued employment with us through each such date.

How many restricted stock units will an individual receive if he or she participates in the Exchange Program?

The Exchange Program is structured as a value-for-value exchange. The exchange ratios of shares associated with surrendered eligible options to issued restricted stock units will be established shortly before the start of the Exchange Program. These exchange ratios will be based on the fair value of the eligible options (calculated using a Black-Scholes model). The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock and the expected term of an award. As a result, the exchange ratios do not necessarily increase as the exercise price of the award increases. Setting the exchange ratios in this manner is intended to result in the issuance of restricted stock units that have a fair value approximately equal to or less than the fair value of the surrendered eligible options they replace. This value neutral exchange does not result in any additional compensation cost that we must recognize on the restricted stock units, other than compensation expense that might result from rounding or fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. Such charges are not expected to be material. Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer, the fair value of the eligible options, and the fair market value of our common stock. For example, if, at the time we set the exchange ratios (at an assumed date of June 1, 2009 for purposes of this illustration), the fair market value of our common stock is $15 per share, and further assuming that all currently eligible options, above an assumed 52-week high stock price of $28.94 per share, remain outstanding and the award holders remain eligible to participate, the following table summarizes the eligible options, exchange ratios and the restricted stock units that would be granted in the exchange:

Weighted Average Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Remaining Life of the Eligible Option (Years)	Exchange Ratio (# of Eligible Options to 1 Restricted Stock Unit)	Maximum Number of New Restricted Stock Units That May Be Granted
$50.12	2,000	1.3	83.3 to 1	24
$47.05	3,000	1.1	100 to 1	30
$38.33	5,250	1.5	25.9 to 1	203
$36.53	79,500	3.6	5.6 to 1	14,196
$35.71	34,102	2.6	11 to 1	3,100
$34.84	1,784,750	4.7	5.5 to 1	324,500
$34.19	117,500	4.7	5.3 to 1	22,170
$33.50 $33.30	8,490 582,662	1.0 4.9	35.8 to 1 5 to 1	237 116,532
$33.14	261,007	5.2	4.8 to 1	54,376
$32.01	50,417	2.4	10 to 1	5,042

Total:	2,928,678			540,410

The total number of restricted stock units a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered award according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis. Note also that if our stock price is higher than our assumed price of $15 per share at the time that the exchange ratios are actually set, the options will be more highly valued and, as a result, the exchange ratios will decrease and we will issue more restricted stock units in the Exchange Program. Conversely, if our stock price were to decrease from our assumed price of $15 per share at the time that the exchange ratios are actually set, the options will be valued at a lesser amount and, as a result, the exchange ratios will increase and we will issue fewer restricted stock units in the Exchange Program.

For purposes of an example only, if a participant exchanged an eligible option of 1,000 shares subject to an option with an exercise price of $34.84 per share and the exchange ratio was one (1) restricted stock unit for every 5.5 shares, he or she would receive 181 restricted stock units in exchange for the surrendered eligible option (1,000 divided by 5.5, rounded down to the nearest whole share).

After the exchange as presented in the example set forth in the table above (assuming all eligible options are tendered and without including any grants after March 31, 2009), there will be 6,664,513 shares available for grant (which does not include 50,417 shares outstanding under the PictureTel Plan ineligible to be returned as available shares for grant under the 2004 Plan), 6,160,550 options outstanding, and 2,517,285 full value awards outstanding. The outstanding options would have a weighted average exercise price of $20.89 and a weighted average remaining term of 2.7 years. In this example, the number of shares available for grant only includes the shares coming back into the available share reserve under the 2004 Plan by virtue of the Exchange Program and, therefore, does not include the additional 3,600,000 shares that are also being requested as part of this proxy proposal.

Must eligible employees participate in the Exchange Program?

No, eligible employees will not be required to participate in the Exchange Program. Participation in the Exchange Program is voluntary.

How long will eligible employees have to decide whether to participate in the Exchange Program?

Eligible employees will have an election period of at least 20 business days from the start of the Exchange Program in which to determine whether they wish to participate.

What terms and conditions will apply to the restricted stock units?

Restricted stock units issued in the Exchange Program will be granted pursuant to the 2004 Plan. Each restricted stock unit represents an unfunded right to receive one share of our common stock on a fixed date in the future, which generally is the date on which the restricted stock unit vests. A participant is not required to pay any monetary consideration to receive shares of our common stock upon settlement of his or her restricted stock units. However, under U.S. federal tax law currently in effect, employees generally will recognize taxable income upon settlement of the restricted stock units that is subject to income and employment tax withholding. Except for the vesting schedule described above, all other terms and conditions of the restricted stock units issued in the Exchange Program will be substantially the same as those that apply to restricted stock units granted previously under the 2004 Plan.

Will the terms of the Exchange Program be exactly as described in this summary?

While the terms of the Exchange Program are expected to be materially similar to the terms described in this summary, we may change the terms of the Exchange Program to take into account our administrative needs, local law requirements, accounting rules, company policy decisions that make it appropriate to change the Exchange Program, and so forth. For example, although we will not in any circumstances permit the members of our Board of Directors or our named executive officers to participate or allow options priced below the then-current per-share 52-week high of our common stock to participate, we may decide that it is appropriate to exclude additional executive officers or exclude certain options granted with an exercise price above the then-current per-share 52-week high. As another example, we may alter the method of determining exchange ratios if we decide that there is a more efficient and appropriate way to set the ratios while still continuing to eliminate incremental compensation expense. However, in doing so, we intend to follow the same methodology to provide for a value-for-value exchange, so that no alteration will be made if it results in materially increasing the incremental compensation expense.

Additionally, we may decide not to implement the Exchange Program even if stockholder approval of the amendments to the Plans is obtained or may amend or terminate the Exchange Program once it is in progress. Should Polycom’s stock price increase significantly, Polycom will reassess the advisability of implementing the Exchange Program. The final terms of the Exchange Program will be described in an offer to exchange that will be filed with the Securities and Exchange Commission (the “SEC”). Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the Exchange Program, it is possible that we may need to alter the terms of the Exchange Program to comply with comments received from the SEC staff.

What are the tax consequences to employees if they participate in the Exchange Program?

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations to participants will be provided in the Exchange Program documents. The law and regulations themselves are subject to change, and the Internal Revenue Service is not precluded from adopting a contrary position. The exchange of eligible options for restricted stock units pursuant to the Exchange Program should be treated as a non-taxable exchange, and neither we nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of restricted stock units. The tax consequences of participating in the Exchange Program in other international jurisdictions will vary.

How will the restricted stock units be treated from an accounting perspective?

We account for share-based payments in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R). Under SFAS 123(R), we will recognize incremental compensation expense, if any, resulting from the restricted stock units granted in the Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of restricted stock units granted to employees in exchange for surrendered eligible options, measured as of the date the restricted stock units are granted, over the fair value of the eligible options surrendered in exchange for the restricted stock units, measured immediately prior to the exchange.

As noted above, the manner in which the exchange ratios for the Exchange Program will be set is intended to result in the issuance of restricted stock units that have a fair value approximately equal to or less than the fair value of the exchanged eligible options they replace. Accordingly, this will not result in any incremental compensation cost that we must recognize for accounting purposes on the restricted stock units, other than compensation expense that might result from rounding or fluctuations in our stock price after the exchange ratios have been set (which will occur shortly before the Exchange Program begins) but before the exchange actually occurs at the end of the offer period. Such charges are not expected to be material. We will continue to recognize compensation expense relating to the eligible options over the vesting period of the restricted stock units.

Any incremental compensation expense resulting from rounding or fluctuations in our stock price during the period of the Exchange Program that is related to the restricted stock units will be recognized ratably over the vesting period of the restricted stock units. In the event that any of the restricted stock units are forfeited prior to their vesting due to termination of employment, the compensation expense for the forfeited restricted stock units will not be recognized.

How many eligible options will be exchanged and how many restricted stock units will be granted in the Exchange Program?

Since the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict which or how many employees will elect to participate or how many eligible options will be surrendered for exchange and, therefore, how many restricted stock units may be issued.

What will happen to the surrendered eligible options?

All surrendered options will be cancelled at the end of the proposed exchange. Continuing with the example on page 15, which assumes 100% participation in the Exchange Program and that the eligible options are those with an exercise price above the current 52-week high of $28.94, up to 2,928,678 shares underlying eligible options could be surrendered under the Exchange Program. Of those, 50,417 shares outstanding under the PictureTel Plan are ineligible to be returned as available shares for grant under the 2004 Plan. Therefore, up to 2,878,261 shares underlying eligible options would be returned to the 2004 Plan. Eligible options that are not surrendered will not be affected and will remain exercisable in accordance with their original terms. In this example, 540,410 restricted stock units would be granted in conjunction with the Exchange Program, resulting in the return of 2,337,851 shares, net, to the 2004 Plan following the Exchange Program.

What is the impact of the Exchange Program on Polycom’s stockholders?

Although we are unable to predict the precise impact of the Exchange Program on our stockholders because we are unable to predict how many or which employees will exchange their eligible options, we have designed the proposed Exchange Program in a manner intended to ensure that the value of the restricted stock units granted in the Exchange Program is approximately equal to or less than the value of the eligible options surrendered. The Exchange Program is intended to restore competitive and appropriate equity incentives for our employees, reduce our existing overhang and recapture value for compensation expense already being incurred.

Why are our stockholders being asked to amend the Company’s equity plans?

As described herein, the 2004 Plan is being amended to (i) allow for certain outstanding stock options under the 2004 Plan to be eligible to participate in the Exchange Program, (ii) increase the number of shares of our common stock reserved for issuance, (iii) provide for flexible share counting, and (iv) make certain other clarifying amendments. Although no shares are currently being issued under the 1996 Plan, the 1996 Plan must be amended to permit certain outstanding stock options under the 1996 Plan to participate in the Exchange Program. Although certain outstanding stock options issued under the PictureTel Plan are also eligible to participate in the Exchange Program, no amendment to the PictureTel Plan is required to do so. Summaries of the relevant terms of the Plans being amended are included under the headings “Description of the 2004 Equity Incentive Plan” and “Description of the 1996 Equity Incentive Plan” below.

Description of Increase in Share Reserve and Flexible Share Counting

Currently, the maximum number of shares that may be issued under the 2004 Plan is the sum of (i) 12,500,000 shares that were initially reserved under the 2004 Plan, (ii) 2,700,000 million shares that remained available for grant under the Company’s 1996 Stock Incentive Plan as of June 2, 2004 and were rolled over to the 2004 Plan, and (iii) shares underlying forfeited awards granted under the 1996 Plan that otherwise would have returned to the 1996 Plan after June 1, 2004 (not to exceed 11,991,366 shares). As of March 31, 2009, 16,133,916 shares had been granted from the 2004 Plan and 4,326,662 shares remained available for grant. Further, as of March 31, 2009, there were 9,089,228 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans, at a weighted average exercise price of $25.24, and with a weighted average remaining life of 3.4 years. As of such date, there were a total of 1,976,875 shares subject to outstanding restricted stock and restricted stock unit awards (including performance shares) that remain subject to vesting and/or forfeiture.

The amendments to the 2004 Plan, if approved by our stockholders, would add 3,600,000 shares to the 2004 Plan independent of the Exchange Program. Additionally, the Exchange Program will return additional shares to the 2004 Plan because we are issuing fewer new awards than the old awards being cancelled as part of the Exchange Program. Assuming 100% participation in the Exchange Program (and assuming that eligible options are those with an exercise price above our current 52-week high of $28.94), net returns as a result of the Exchange Program would increase the number of shares issuable under the 2004 Plan by 2,337,851 shares, bringing the total that may be granted under the 2004 Plan (including the 3,600,000 share addition and the assumed plan returns from the Exchange Program) to an estimated 10,264,513 shares. We believe that equity awards are an important factor in attracting, motivating and retaining qualified individuals who are essential to our success. Therefore, we believe Polycom’s ability to continue granting equity awards under the 2004 Plan is critical in ensuring that Polycom can attract, retain and motivate these individuals.

Additionally, we recognize that depleting the 2004 Plan’s share reserve by granting full value awards (e.g., restricted shares, restricted stock units, and performance shares) potentially makes the 2004 Plan more costly to our stockholders. Accordingly, in order to address potential stockholder concerns, the amendments to the 2004 Plan, if approved by our stockholders, would introduce a fungible share pool design (also known as flexible share counting). As a result, beginning on the date of stockholder approval of the amendments, each award granted with an exercise price that is less than fair market value (such as full value awards), but excluding awards granted pursuant to the Exchange Program, will count against the 2004 Plan’s share reserve as 1.5 shares for every one share subject to such award. We believe that this design best provides for flexibility in terms of our ongoing long-term incentive program, while limiting the future dilution to our stockholders as a result of the Company granting certain awards (such as full value awards) as opposed to stock options, which are granted with exercise prices equal to fair market value.

Other Amendments

Along with the amendments set forth above, the 2004 Plan is being modified to provide for certain other clarifying changes, including a requirement that all discretionary awards to non-employee directors be administered solely by an independent committee of the Board.

Required Vote

We must receive an affirmative vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote at the 2009 Annual Meeting in order for this proposal to be approved. If stockholders do not approve the amendments to the Plans, the 2004 Plan will continue under its current terms until it expires or is terminated in accordance with the terms of such plan, and the equity awards granted under the Company’s existing equity plans will remain outstanding and will continue to be governed by the terms of the applicable plan. Further, equity awards granted under the Plans will not be eligible to be tendered in any stock option exchange program. The Company will continue to recognize compensation expense for these options, even though the options may have little or no retention or incentive value.

Description of the 2004 Equity Incentive Plan

The following is a summary of the principal features of the 2004 Plan, as amended by the Board of Directors effective April 7, 2009, subject to stockholder approval. However, this summary is not a complete description of all of the provisions of the 2004 Plan, and is qualified in its entirety by the specific language of the 2004 Plan. A copy of the 2004 Plan, as amended and restated, is provided as Appendix A to this proxy statement.

Background and Purpose of the 2004 Plan

The 2004 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (individually, an “Award”). The 2004 Plan is intended to attract, motivate, and retain (1) employees of Polycom and its subsidiaries, (2) consultants who provide significant services to Polycom and its subsidiaries, and (3) directors of Polycom who are employees of neither Polycom nor any subsidiary. The 2004 Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Polycom’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code (“Section 162(m)”). As defined in the 2004 Plan and used in the description below, “Shares” refers to the shares of common stock of the Company.

Administration of the 2004 Plan

The 2004 Plan provides that it will be administered by a committee (the “Committee”) appointed by the Board of Directors. The Compensation Committee of the Board has administered the 2004 Plan from its inception and currently is expected to do so throughout the life of the 2004 Plan. The 2004 Plan requires that the Committee consist of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that Polycom is entitled to a federal tax deduction for certain compensation paid under the 2004 Plan).

Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule, including permitting a participant to defer receipt of payment of cash or delivery of shares that otherwise would be due to him or her under an Award), and interpret the provisions of the

2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more directors and/or officers of Polycom; provided, however, the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify and, upon amendment of the 2004 Plan, all discretionary awards to non-employee directors must be administered solely by an independent committee of the Board.

If the amendment to the 2004 Plan is approved, the provision that provides that no more than 50% of the Shares available under the 2004 Plan may be issued pursuant to Awards that are not options or stock appreciation rights will be eliminated. Instead, beginning on the date of stockholder approval of the amendments to the 2004 Plan, the maximum number of Shares reserved for issuance under the 2004 Plan will be reduced by 1.5 Shares for every one (1) restricted stock unit (or other full value Award) granted, excluding restricted stock units granted pursuant to the Exchange Program. If an Award is settled in cash, is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the 2004 Plan in the same proportion; for example, for every full value share that is cancelled, terminated, expired or lapsed, we will return 1.5 Shares to the available pool, and for every stock option that is cancelled, terminated, expired or lapsed, we will return one (1) Share to the available pool. This reduction of 1.5 Shares for issuance of each restricted stock unit will not apply to the Shares issued as part of the Exchange Program and, therefore, the maximum number of Shares reserved for issuance under the 2004 Plan will be reduced by one (1) Share for every one (1) restricted stock unit granted pursuant to the Exchange Program.

Also, if Polycom experiences a stock dividend, reorganization, or other change in capital structure, the Committee will, in such manner as it determines is equitable, adjust the number of Shares available for issuance under the 2004 Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

No Repricing

Currently, the 2004 Plan does not provide for the repricing of options or stock appreciation rights. If our stockholders approve the amendments to the 2004 Plan, the 2004 Plan will permit the one-time stock option Exchange Program as described in this proposal. Except for the Exchange Program (if approved by our stockholders), no exchange programs to reprice options or stock appreciation rights are permitted under the 2004 Plan.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the 2004 Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the 2004 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not Polycom, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of Polycom, no participant may be granted options (and/or stock appreciation rights) covering more than 750,000 Shares. Notwithstanding the foregoing, during the fiscal year in which the participant first becomes an employee, he or she may be granted options (and/or stock appreciation rights) covering up to an additional 750,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception would be made for any options that the Committee grants in substitution for options held by employees of companies that Polycom acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Polycom or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than 10 years after the grant date (except in certain cases of death, in which case a participant’s option may remain exercisable for 3 years after the date of death).

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the 2004 Plan. At the time of exercise, Polycom has the power and right to deduct or withhold or require the participant to remit to Polycom an amount sufficient to satisfy any taxes that Polycom is required to withhold.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) are awards that grant the participant the right to receive an amount (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) equal to (1) the number of shares exercised, times (2) the amount by which Polycom’s stock price exceeds the exercise price. The exercise price is set by the Committee but cannot be less than 100% of the fair market value of the covered Shares on the grant date. A SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options, meaning that the expiration may not be later than 10 years after the grant date (except in certain cases of death, in which case a participant’s SAR may remain exercisable for 3 years after the date of death). SARs are also subject to the same per-person limits (750,000 covered Shares for SARs and/or options in any fiscal year plus an additional 750,000 Shares for SARs and/or options in the fiscal year in which the participant first becomes an employee.)

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of Polycom, no participant may be granted more than 375,000 Shares of restricted stock (and/or performance shares and/or restricted stock units). Notwithstanding the foregoing, a participant may be granted an additional 375,000 Shares of restricted stock (and/or performance shares and/or restricted stock units) in the fiscal year in which he or she first becomes an employee.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria and transferability restrictions as the Shares upon which the dividend or distribution was paid.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant (in the form of cash, Shares of equal value, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals (which may be solely continued employment) will be determined by the Committee, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the participant’s specific responsibilities. However, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information).

During any fiscal year of Polycom, no participant may receive performance units having an initial value greater than $3,000,000. The Committee establishes the initial value of each performance unit on the date of grant. Additionally, grants of performance shares are subject to the same per-person limits as restricted stock and restricted stock units (375,000 Shares in any fiscal year plus an additional 375,000 Shares in the fiscal year in which the participant first becomes an employee).

Restricted Stock Units

Restricted stock units represent a right to receive Shares at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the Shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to Polycom. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Polycom may pay the appreciation in cash, in Shares or in a combination of both.

The initial value of each restricted stock unit on the date of grant will be equal to the fair market value of a Share on such date. Grants of restricted stock units are subject to the same per-person limits as restricted stock and performance shares (375,000 Shares in any fiscal year plus an additional 375,000 Shares in the fiscal year in which the participant first becomes an employee).

Non-Employee Director Awards

In addition to discretionary Awards granted by the Committee, if any, each non-employee director receives automatic, non-discretionary Awards under the 2004 Plan.

Beginning with the 2007 Annual Meeting of Stockholders, on the date of each Annual Meeting of Stockholders, each individual who has been re-elected to serve as a non-employee director of Polycom is automatically granted an Award of 10,000 shares of restricted stock. In addition, all non-employee directors of Polycom who are first appointed or elected to the Board of Directors on or after the November 7, 2007, but prior to the 2009 Annual Meeting automatically receive, as of the date of such appointment or election, a restricted stock grant covering a number of Shares equal to the product of (A) 10,000 and (B) the percentage determined by dividing (i) the number of calendar months remaining in the one-year period starting with the date of the last Annual Meeting of Stockholders immediately before the date the individual is first appointed or elected as a non-employee director of Polycom, including the month in which he or she was appointed or elected, by (ii) 12, rounded down to the nearest whole Share (the “Initial Number of Shares”). These initial grants of restricted stock vest at such times and are subject to restrictions and conditions that the Committee determines. Restricted stock grants awarded on the date of an Annual Meeting of Stockholders vest in four equal quarterly installments over one year following grant, subject to continued service by the non-employee director through each relevant date. Grants of an Initial Number of Shares made to a non-employee director who joins the Board after an Annual Meeting of Stockholders vest on the same remaining schedule as the grants to those non-employee directors elected at the most recent Annual Meeting of Stockholders.

Commencing with this 2009 Annual Meeting, on the date of each Annual Meeting of Stockholders, each individual who is re-elected to serve as a non-employee director of Polycom will be automatically granted an Award of 10,000 restricted stock units (rather than shares of restricted stock). On or after the 2009 Annual Meeting, each non-employee director of Polycom who is first appointed or elected to the Board of Directors on a date other than the Annual Meeting of Stockholders automatically will receive, as of the date of such appointment or election, a restricted stock unit grant covering a number of Shares equal to the Initial Number of Shares. These ongoing grants of restricted stock units vest at such times and are subject to restrictions and conditions that the Committee determines. Restricted stock units awarded on the date of an Annual Meeting of Stockholders vest in four equal quarterly installments over one year following grant, subject to continued service by the non-employee director through each relevant date. Grants of an Initial Number of Shares made to a non-employee director who joins the Board after an Annual Meeting of Stockholders vest on the same remaining schedule as the grants to those elected at the most recent Annual Meeting of Stockholders.

Once an individual ceases to be a director of Polycom, he or she will forfeit any restricted stock for which the restrictions have not lapsed and any Shares subject to restricted stock units that have not vested will revert to Polycom. The current forms of restricted stock and restricted stock unit agreements for grants to non-employee directors, however, contain a voluntary termination provision that provides that in the event a director voluntarily terminates his or her service from the Board not less than six months after the grant date of such award, then such restricted stock or restricted stock unit award will fully vest on the date of the director’s termination from service. The Committee may adopt procedures to permit non-employee directors to elect to forego receipt of all or a portion of their annual retainer, committee fees and meeting fees in exchange for Awards. The number of Shares subject to such Awards will equal the amount of foregone compensation divided by the fair market value of a Share on the date the compensation otherwise would have been paid to the individual, rounded up to the nearest whole number of Shares.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualify as performance-based compensation under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the following performance goals may apply:

•	Earnings per share.

•	Profit after tax.

•	Return on equity.

•	Revenue.

•	Total shareholder return.

Each of these goals is defined in the 2004 Plan. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of Polycom as a whole or a business unit of Polycom, and/or (5) on a pre-tax or after-tax basis. Pursuant to the terms of the 2004 Plan, the Committee may determine whether any element(s) or item(s) will be included in or excluded from the calculation of any performance goal with respect to any participants.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve Polycom’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits Polycom’s ability to deduct annual compensation paid to Polycom’s Chief Executive Officer or any “covered employee” as determined under Section 162(m) and applicable guidance, to $1,000,000 per individual. However, Polycom can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of

Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Polycom to receive a federal income tax deduction in connection with such Awards.

Change of Control

Options to purchase shares of Polycom common stock, performance shares, restricted stock, and restricted stock units granted under the 2004 Plan are treated in the following manner. In the event of a change in control of Polycom, the successor corporation must assume the award, substitute an equivalent award, convert the award into an award to purchase the consideration received by the stockholders of Polycom or cancel the award after payment to the holder of the fair market value of the shares subject to the award, less the exercise price (if any). If there is no assumption, substitution, conversion or payment, such award will become fully vested and exercisable prior to the change in control.

In the event that an employee is terminated by Polycom for any reason other than cause (or in certain cases resigns for good reason) within the 12 months following a change in control, each such employee’s awards will become fully vested and exercisable. Special provisions that apply to certain awards held by officers and directors are described separately in this proxy statement.

Limited Transferability of Awards

Awards granted under the 2004 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit an individual to transfer an Award to an individual or entity. Any transfer will be made in accordance with procedures established by the Committee.

Amendment and Termination of the 2004 Plan

The Board generally may amend or terminate the 2004 Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Description of the 1996 Stock Incentive Plan

The following is a summary of the principal features of the 1996 Plan that are relevant for the amendment and the Exchange Program. However, this summary is not a complete description of all of the provisions of the 1996 Plan, and is qualified in its entirety by the specific language of the 1996 Plan. A copy of the 1996 Plan, as amended and restated, is provided as Appendix B to this proxy statement. The 1996 Plan was terminated in connection with the adoption of the 2004 Plan in June 2004. No future equity awards will be granted under the 1996 Plan. However, the terms of the 1996 Plan continue to govern outstanding equity awards granted under it. Capitalized terms used in this plan description have the meanings defined in the 1996 Plan.

Equity Incentive Programs

The 1996 Plan contains three separate equity incentive programs pursuant to which awards under this plan were granted:

•	A Discretionary Option Grant Program, pursuant to which eligible persons were, at the discretion of the Plan Administrator, granted options to purchase shares of Polycom common stock;

•	An Automatic Option Grant Program, pursuant to which eligible directors automatically received option grants at periodic intervals to purchase shares of common stock; and

•

A Stock Issuance Program, pursuant to which eligible persons were, at the discretion of the Plan Administrator, issued shares of Polycom common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to Polycom (or any parent or subsidiary company).

Cancellation and Regrant of Options

If the amendment to the 1996 Plan is approved, the 1996 Plan will permit the one-time Exchange Program as described above. The Plan Administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program as defined under the 1996 Plan, pursuant to which the Plan Administrator issued options to our employees and certain consultants, and to issue replacement options with an exercise price based on the fair market price of common stock at the time of the new grant. However, any such repricing of stock options, effected either by reducing the exercise price of outstanding options or canceling outstanding options and granting replacement options with a lower exercise price, requires the approval of the holders of a majority of Polycom’s voting shares.

Change in Control Provisions

Discretionary Option Grant and Stock Issuance Programs

In the event that Polycom is acquired by merger or asset sale (as described in the 1996 Plan), the vesting of each outstanding option under the Discretionary Option Grant Program that is not to be assumed by the successor corporation or not replaced with a cash incentive program preserving the spread in the unvested option shares and providing for a cash payment upon vesting, including options held by Polycom’s executive officers, will automatically accelerate in full, and all unvested shares issued under the Discretionary Option Grant and Stock Issuance Programs, as defined in the 1996 Plan, will immediately vest, except to the extent Polycom’s repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition or a Change in Control of Polycom (as described below) may, in the Plan Administrator’s discretion, be subject to immediate acceleration of vesting, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual’s service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a Change in Control, the Plan Administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options and the automatic vesting of all unvested shares issued under the Discretionary Option Grant Program, with such acceleration of vesting to occur either at the time of such Change in Control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction. These change in control provisions under the 1996 Plan will not apply to any restricted stock units granted under the 2004 Plan pursuant to the Exchange Program.

Automatic Option Grant Program

The shares subject to each automatic option grant immediately vest in full upon:

•	An acquisition of Polycom by merger or asset sale; or

•

A Change in Control of Polycom, meaning generally the successful completion of a tender offer for more than 50% of Polycom’s outstanding voting stock or a change in the majority of the Board of Directors effected through one or more proxy contests for membership to the Board of Directors.

In addition, upon the successful completion of a hostile tender offer for more than 50% of Polycom’s outstanding voting stock, each option granted under the Automatic Option Grant Program, as defined under the 1996 Plan, may be surrendered to Polycom for a cash payment in an amount equal to (i) the excess of the greater of (A) the fair market value of the Common Stock on the date the option is surrendered, or (B) the highest price per share paid in connection with such tender offer over (ii) the per share exercise price multiplied by the number of shares subject to that option.

Amendment and Termination

The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any stockholder approval required under the 1996 Plan or applicable laws or regulations. The 1996 Plan requires the approval of the holders of a majority of the outstanding shares entitled to vote for amendments to the 1996 Plan that take the following actions:

•	Materially modify the requirements for eligibility under the 1996 Plan;

•	Materially increase the number of shares which may be issued over the term of the 1996 Plan; or

•	Materially increase the benefits accruing to participants under the 1996 Plan.

The Board terminated the 1996 Plan in June 2004 in connection with the adoption of the 2004 Plan.

Summary of U.S. Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Polycom of equity awards granted under the Plans. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights

No taxable income is recognized when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Polycom will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Polycom for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to Polycom with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. Polycom generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Polycom generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Issuance

A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within 30 days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by Polycom. Polycom will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

Restricted Stock Units

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. Polycom generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares and Performance Units

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock.”) Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. Polycom generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A

Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2004 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for Polycom

Polycom generally will be entitled to a tax deduction in connection with an award under the Plans in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance.

Participation in the Plans

The grant of Awards under the Plans to employees, including the executive officers named in the Summary Compensation Table below, is subject to the discretion of the Plan Administrator. The 1996 Plan was terminated in June 2004, and no future awards will be granted pursuant to the 1996 Plan. The following table sets forth information with respect to the grant of options and other awards under the 2004 Plan to the executive officers named in the Summary Compensation Table below, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during Polycom’s last fiscal year (no options or other awards were granted under the 1996 Plan during Polycom’s last fiscal year):

Name of Individual or Identity of Group and Position	Securities Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)	Full Value Awards (#)		Weighted Average Dollar Value of Full Value Awards ($)
Robert C. Hagerty	—	—	—	(1)	—
Chief Executive Officer and President

Michael R. Kourey	—	—	—	(1)	—
Senior Vice President, Finance and Administration and Chief Financial Officer

Geno J. Alissi	—	—	—	(1)	—
Senior Vice President and General Manager, Global Services

Sunil K. Bhalla	—	—	—	(1)	—
Senior Vice President and General Manager, Voice Communications Solutions

Joseph A. Sigrist	—	—	—	(1)	—
Senior Vice President and General Manager, Video Solutions

All current executive officers, as a group (7 persons)	—	—	—	(1)	—
All non-employee directors as a group	—	—	70,000	(2)	24.35	(3)
All other employees (including all current officers who are not executive officers) as a group	228,195	23.58	496,887	(1)(4)	23.33	(3)

(1)	As described in the Compensation Discussion and Analysis, target performance shares awarded in fiscal 2008 were permanently forfeited based upon the failure to attain the applicable performance criteria.
(2)	Reflects annual restricted stock grant to non-employee directors received as an automatic, non-discretionary Award under the 2004 Plan.
(3)	Based on the stock price on the date of grant.
(4)	Reflects Awards of time-based Restricted Stock Units.

Summary

We believe strongly that the approval of the amendments to the 1996 Plan and 2004 Plan is essential to our continued success. Awards such as those provided under the 1996 Plan and 2004 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees are our most important asset. The amendments to the 1996 Plan and 2004 Plan to permit a one-time stock option exchange program pursuant to the terms described herein are vital to our ability to motivate and retain outstanding and highly skilled individuals working for Polycom.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm to audit the financial statements of Polycom for the fiscal year ending December 31, 2009, which will include an audit of the effectiveness of Polycom’s internal control over financial reporting. PricewaterhouseCoopers LLP and its predecessor entities have audited Polycom’s financial statements since fiscal 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to Polycom’s stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Polycom and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS POLYCOM’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Polycom by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and December 31, 2008 (in thousands).

	2007	2008
Audit Fees (1)	$2,160	$1,946
Audit-Related Fees (2)	65	—
Tax Fees (3)	1	—
All Other Fees	—	—

Total	$2,226	$1,946

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of Polycom’s consolidated financial statements included in Polycom’s Annual Reports on Form 10-K and for the review of the financial statements included in Polycom’s Quarterly Reports on Form 10-Q, as well as services that generally only Polycom’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. Audit Fees also includes the audit of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees for fiscal 2007 consists of fees billed for assurance and related services that are traditionally performed by Polycom’s independent registered public accounting firm.

(3)	Tax Fees for fiscal 2007 consists of fees for tax compliance services performed for KIRK telecom A/S (“KIRK”) in Denmark, which engagement was entered into prior to Polycom’s acquisition of SpectraLink Corporation and KIRK in March 2007, and which fees were invoiced to and paid by KIRK post-acquisition.

Pre-Approval of Audit and Non-Audit Services

Polycom’s Audit Committee has adopted a policy for pre-approving the services and associated fees of Polycom’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Polycom by its independent registered public accounting firm, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corporate_governance.html.

All PricewaterhouseCoopers LLP services and fees in fiscal 2007 and fiscal 2008 were pre-approved by the Audit Committee.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Business Ethics and Conduct

Polycom believes that strong corporate governance practices are the foundation of a successful, well-run company. Polycom is committed to establishing an operating framework that exercises appropriate oversight of responsibilities at all levels throughout Polycom and managing its affairs consistent with high principles of business ethics. The Board of Directors has adopted Corporate Governance Principles to establish the corporate governance policies pursuant to which the Board of Directors intends to conduct its oversight of Polycom’s business in accordance with its fiduciary duties. The Board of Directors first adopted these Corporate Governance Principles in 2003 and has refined them from time to time. The Corporate Governance Principles are available on Polycom’s website at http://www.polycom.com/company/investor_relations/corporate_governance.html.

In addition, Polycom has adopted a Code of Business Ethics and Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Ethics and Conduct is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corporate_governance.html. Polycom will disclose on its website any amendment to the Code of Business Ethics and Conduct, as well as any waivers of the Code of Business Ethics and Conduct, that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”).

Director Independence

The Board of Directors has determined that, with the exception of Robert C. Hagerty and Michael R. Kourey, who are employees, all of its current members and nominee for director are “independent directors” as that term is defined in the listing standards of NASDAQ.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Polycom’s sales to, or purchases from, any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Polycom’s or the applicable company’s consolidated gross revenues for the applicable year.

Board Meetings and Committees

During the fiscal 2008, the Board of Directors held four meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, an Independent Director Committee and a Strategic Matters Committee. The Independent Director Committee is comprised of all of the independent directors of the Board of Directors and was established by the Board of Directors in December 2008 for the purpose of approving matters related to the compensation of the Company’s Chief Executive Officer. The Independent Director Committee held no meetings in 2008 but did act once by unanimous written consent. The Independent Director Committee has no written charter.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of John A. Kelley, Jr., D. Scott Mercer and Kevin T. Parker, each of whom is “independent” as such term is defined for audit committee members by the listing standards of NASDAQ. Mr. Parker is the chairman of the Audit Committee. The Board of Directors has determined that each of Mr. Mercer and Mr. Parker is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee is responsible for overseeing Polycom’s accounting and financial reporting processes and the audit of Polycom’s financial statements. The Audit Committee also assists the Board of Directors with the oversight of (1) the integrity of Polycom’s financial statements, (2) Polycom’s internal accounting and financial controls, (3) Polycom’s compliance with legal and regulatory requirements, (4) the organization and performance of Polycom’s internal audit function, and (5) the independent registered public accounting firm’s qualifications, independence and performance.

The Audit Committee held nine meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corp_gov/committee_comp.html.

The Audit Committee Report is included in this proxy statement on page 76.

Compensation Committee

The Compensation Committee currently consists of Betsy S. Atkins, David G. DeWalt and William A. Owens, each of whom qualifies as an independent director under the listing standards of NASDAQ. Ms. Atkins is the chairman of the Compensation Committee.

The Compensation Committee provides oversight of Polycom’s compensation policies, plans and benefit programs. The Compensation Committee also assists the Board of Directors in reviewing and making recommendations to the independent members of the Board of Directors with respect to the compensation of Polycom’s Chief Executive Officer and reviewing and approving the compensation of Polycom’s other executive officers; approving and evaluating Polycom’s executive officer compensation plans, policies and programs; overseeing the design of and administering Polycom’s equity compensation plans and overseeing the design of Polycom’s primary incentive plans and administering such plans with respect to executive officers. See “Executive Compensation—Compensation Discussion and Analysis” and “Executive Compensation—Compensation of Directors” below for a description of Polycom’s processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee held six meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corp_gov/committee_comp.html.

The Compensation Committee Report is included in this proxy statement on page 60.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Ms. Atkins, Mr. Kelley and Mr. Mercer, each of whom qualifies as an independent director under the listing standards of NASDAQ. Mr. Kelley is the chairman of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors on matters concerning corporate governance, board composition, board evaluations and nominations, board committee structure and composition, conflicts of interest and stockholder proposals. The Corporate Governance and Nominating Committee also periodically reviews the succession planning for the Chief Executive Officer and other executive officers of Polycom and is responsible for evaluating and making recommendations to the Board of Directors regarding director compensation. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of Polycom; see “Process for Recommending Candidates for Election to the Board of Directors” below.

The Corporate Governance and Nominating Committee held four meetings during the last fiscal year. The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corp_gov/committee_comp.html.

Strategic Matters Committee

The Strategic Matters Committee, formerly referred to as the Strategy Committee, currently consists of Ms. Atkins, Mr. DeWalt and Mr. Parker, each of whom qualifies as an independent director under the listing standards of NASDAQ. The Strategic Matters Committee does not currently have a chairman.

The Strategic Matters Committee is authorized to review, evaluate and provide input to management, and to make recommendations to the Board of Directors regarding Polycom’s strategic direction and potential strategic partnerships and transactions such as acquisitions, strategic investments, joint ventures and other strategic investments. The Strategic Matters Committee may also authorize and approve strategic investments of up to $10 million, as long as specified criteria are met, as well as the issuance of non-binding proposals to potential acquisition targets in amounts of up to $300 million.

The Strategic Matters Committee held two meetings during the last fiscal year. The Strategic Matters Committee has adopted a written charter approved by the Board of Directors, which is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corp_gov/committee_comp.html.

Compensation Committee Interlocks and Insider Participation

Ms. Atkins and Mr. DeWalt, as well as Durk I. Jager and Kevin J. Kennedy, two of our former directors, served as members of the Compensation Committee during fiscal 2008. No interlocking relationships exist between any member of Polycom’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Polycom or its subsidiaries.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Polycom within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors.

•

The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•

While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the telecommunications industry and Polycom’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•

In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•

The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee recommends to the full Board of Directors for selection the director nominees.

Director Resignation

Pursuant to Polycom’s Corporate Governance Principles, a director whose primary employment status changes materially from the most recent annual meeting of stockholders when such director was elected is expected to offer to resign from the Board of Directors. The Board of Directors does not believe that a director in this circumstance should necessarily leave the Board of Directors, but that the director’s continued service should be re-evaluated under the established Board membership criteria. Accordingly, the Corporate Governance and Nominating Committee will review and recommend to the Board of Directors whether the director’s continued service is appropriate, and the Board of Directors will then determine whether to accept such resignation. In addition, a director who reaches the age of 72 will notify the Board and offer to submit a letter of resignation to the Board of Directors, to be effective at the next meeting of stockholders held for the election of directors. Such letter of resignation will be accepted by the Board of Directors unless the Corporate Governance and Nominating Committee determines, after weighing the benefits of such director’s continued contributions against the benefits of fresh viewpoints and experience, to nominate the director for another term.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although Polycom does not have a formal policy regarding attendance by members of the Board of Directors at Polycom’s annual meeting of stockholders, Polycom encourages, but does not require, directors to attend. Ms. Atkins, Mr. DeWalt, Mr. Hagerty, Mr. Kelley, Mr. Kourey, and Mr. Parker attended Polycom’s 2008 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically by sending an e-mail to the following address: directorcom@polycom.com. Our Lead Independent Director receives these communications unfiltered by Polycom, forwards communications to the appropriate committee of the Board of Directors or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to investor@polycom.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Polycom has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of Polycom, which operates in an extremely competitive and rapidly changing part of the high technology industry. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, our objectives are to:

•

Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

•

Align the financial interests of executive officers with those of Polycom’s stockholders by providing significant equity-based, long-term incentives in the form of performance shares (also referred to as stock awards or restricted stock units), and/or stock options, while carefully considering both stockholder dilution and compensation expense;

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies, so as to recruit and retain top executive talent; and

•

Provide variable annual cash incentive awards that take into account Polycom’s overall financial performance relative to corporate objectives, the performance of the peer group companies and individual contributions by executives.

The Compensation Committee of the Board of Directors uses these objectives as a guide in establishing the compensation programs, practices and packages offered to Polycom’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or formula for the allocation between long- and short-term incentive compensation and cash and non-cash compensation. The Compensation Committee instead considers target ranges for three elements of compensation—base salary, total cash compensation and long-term equity-based incentive awards—relative to certain Fiscal 2008 Peer Companies (or for fiscal 2009, the Fiscal 2009 Peer Companies), as described in more detail on page 43.

Throughout this Compensation Discussion and Analysis, the individuals who served as the Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the “2008 Summary Compensation Table” on page 61, are referred to as the “named executive officers.”

Role and Authority of Our Compensation Committee

The members of the Compensation Committee were directors David G. DeWalt (Chair), Betsy S. Atkins, and Durk I. Jager until May 27, 2008, at which time Durk I. Jager elected not to stand for re-election as a member of the Board. On May 6, 2008, the Board appointed Kevin J. Kennedy as a member of the Board and the Compensation Committee. Effective January 1, 2009, Kevin J. Kennedy resigned from the Board and the Compensation Committee. The Compensation Committee is currently comprised of directors Betsy S. Atkins (Chair), David G. DeWalt and William A. Owens, who was appointed to the Compensation Committee on February 4, 2009. Betsy S. Atkins, David G. DeWalt and William A. Owens each qualify and, while serving on the Compensation Committee, Durk I. Jager and Kevin J. Kennedy each qualified, as (i) an “independent director” under the requirements of The NASDAQ Stock Market LLC, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Board of Directors created the Compensation Committee to carry out certain of the Board of Directors’ responsibilities, as delineated in the written charter adopted by the Compensation Committee and approved by the Board of Directors. The Compensation Committee charter is available on Polycom’s website at http://www.polycom.com/company/investor_relations/corp_gov/committee_comp.html. The purposes of the Compensation Committee are to: i) oversee Polycom’s policies, plans and benefits programs; (ii) evaluate and recommend to the independent members of the Board the compensation of the Chief Executive Officer; (iii) evaluate and approve the compensation of Polycom’s other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iv) evaluate and approve the executive officer compensation plans, policies and programs of Polycom; (v) oversee the design of and administer Polycom’s equity compensation plans; and (vi) oversee the design of Polycom’s primary incentive (or bonus) plans and administer such bonus plans for executive officers (subject to the authority of the independent members of the Board with respect to the compensation of our Chief Executive Officer).

To further such purposes, the Compensation Committee’s responsibilities, as discussed in detail in its charter, include the following:

•

Reviewing and recommending to the independent members of the full Board of Directors for our Chief Executive Officer and reviewing and approving for our other executive officers (a) annual base salary, (b) annual incentive bonus, including specific goals and amount, (c) equity compensation, (d) any employment agreements, severance arrangements and change in control agreements or provisions, (e) any signing bonus and payment of relocation costs, and (f) any other significant benefits or compensation arrangements not available to employees generally;

•

Reviewing and approving corporate goals and objectives relative to the compensation of our Chief Executive Officer and executive management, and evaluating their performance in light of these and other factors related to the performance of Polycom, including the accomplishment of Polycom’s long-term business and financial goals;

•	Adopting, amending and overseeing Polycom’s equity compensation plans and acting as the administrator of such plans for all employees;

•

Adopting and amending Polycom’s bonus plans for executive officers and acting as the administrator of such plans (subject to the authority of the independent members of the Board with respect to the compensation of our Chief Executive Officer);

•	Reviewing and approving Polycom’s bonus plan objectives for Polycom’s broad-based cash incentive plans that are based on corporate performance goals;

•	Adopting, amending and overseeing Polycom’s 401(k) plan; and

•

Evaluating on a periodic basis the competitiveness of (i) Polycom’s overall compensation philosophy, (ii) the compensation of the Chief Executive Officer and Polycom’s executive officers as compared to selected peer companies and (iii) Polycom’s overall compensation plans.

In reviewing and establishing (or reviewing and recommending in the case of the Chief Executive Officer) the executive compensation packages offered to our Chief Executive Officer and other executive officers and key employees, the Compensation Committee is responsible for ensuring that such packages are consistent with our compensation program and philosophy. The Compensation Committee has the final decision-making authority with respect to the compensation of our named executive officers, other than for Mr. Hagerty, whose compensation is determined by the independent members of the full Board of Directors. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with Polycom’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more of its members or Polycom’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the

Compensation Committee deems necessary or appropriate. For example, the Compensation Committee has authorized members of management to make bonus decisions for employees who are not executive officers under guidelines approved by the Compensation Committee. The Compensation Committee has also authorized members of management to create country-specific appendices for equity awards to ensure compliance with the laws of the jurisdictions in which such awards may be granted.

Role of Executive Officers in Compensation Decisions

The Compensation Committee regularly meets with Mr. Hagerty, our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the other named executive officers and employees. Mr. Hagerty annually reviews the performance of Polycom’s executive officers. To assist Mr. Hagerty in his review, Mr. Kourey, our Chief Financial Officer, provides Mr. Hagerty with his performance assessment of the Worldwide Controller and Principal Accounting Officer, who reports directly to him, and makes a recommendation with respect to her annual compensation. Although Mr. Hagerty may take Mr. Kourey’s performance assessment and recommendation into account, he generally performs an independent review of each named executive officer and the other executive officers, including the Worldwide Controller and Principal Accounting Officer. Prior to the Compensation Committee’s annual compensation review and determination, Mr. Hagerty shares his performance assessment of each executive officer with the Compensation Committee. Mr. Hagerty’s performance assessment of each executive officer generally addresses financial and non-financial objectives, the executive officer’s length of service with Polycom and his or her individual performance over a given year, and competitive market data for the executive officer’s position. In establishing an executive officer’s actual compensation, the Compensation Committee may take into account Mr. Hagerty’s performance assessment of the executive officer. However, the Compensation Committee is not bound by and does not always accept Mr. Hagerty’s recommendations. Mr. Hagerty also provides a self-evaluation to the full Board of Directors on an annual basis. The Compensation Committee considers the self-evaluation and the factors described above, as well as Polycom’s performance as a whole and competitive market data when reviewing and making recommendations to the independent members of the full Board of Directors with respect to Mr. Hagerty’s compensation. However, once the targeted amounts for Mr. Hagerty are set by the independent members of the Board of Directors, Mr. Hagerty’s cash incentive compensation and long-term equity-based compensation awards are determined solely on the achievement of corporate performance and do not include any personal objectives.

Mr. Hagerty and other executives or employees from time to time attend Compensation Committee meetings, but they leave the meetings when certain matters of executive compensation are discussed, as appropriate. The Compensation Committee and independent members of the full Board of Directors make decisions with respect to Mr. Hagerty’s compensation package without him present.

Role of Compensation Consultant

The Compensation Committee has engaged Radford Surveys + Consulting (“Radford”), a business unit of Aon Corporation and a compensation consulting firm, since fiscal 2005. Radford serves at the discretion of the Compensation Committee.

For fiscal 2008, and again for fiscal 2009, Radford was engaged to provide the following services:

•	Review our executive compensation philosophy;

•	Update the peer group of companies used in analyzing Polycom’s executive compensation program for the fiscal year;

•	Update the long-term incentive and retention analysis components of Polycom’s executive compensation review and broad-based equity guidelines;

•	On an annual basis, review the current executive compensation levels relative to the market and Polycom’s performance and assist with recommendations relating thereto;

•

On an annual basis, assist the Compensation Committee in updating recommendations for stock awards for both executives and employees as a whole, including making recommendations with respect to the design of the performance criteria for performance shares;

•	Support Polycom’s preparation of documents to be filed with the Securities and Exchange Commission, such as its proxy statement and annual report, with respect to compensation matters;

•	Keep the Compensation Committee posted on developments on executive compensation over the course of the year;

•	Attend meetings of the Compensation Committee as requested; and

•	Provide such other assistance as deemed necessary by the Compensation Committee.

Radford was also specifically retained to:

•

In 2008, review the definitions of “good reason” used by the Fiscal 2008 Peer Companies (as defined below) and “change of control” used by the Fiscal 2009 Peer Companies (as defined below) in arrangements with executive officers; and

•	In 2009, advise the Compensation Committee regarding design considerations and market practice with respect to a potential option exchange program.

Fiscal 2008 Peer Companies

In analyzing our executive compensation program for fiscal 2008, Radford used a peer group of companies (the “Fiscal 2008 Peer Companies”) that were selected based on their respective businesses, revenues, market capitalization and number of employees, and represent companies in the same executive talent pool as Polycom. The Fiscal 2008 Peer Companies were primarily chosen from companies with larger scope (meaning those companies with greater annual revenues, employee headcount and market capitalization) than in prior years, consistent with the growth in size of Polycom. The Fiscal 2008 Peer Companies were approved by the Compensation Committee and consisted of the following companies:

Fiscal 2008 Peer Companies

• 3Com Corporation	• Brocade Communications Systems, Inc.	• Juniper Networks, Inc.

• Activision, Inc.	• Cadence Design Systems, Inc.	• McAfee, Inc.

• Adobe Systems Incorporated	• Citrix Systems, Inc.	• Novell, Inc.

• Autodesk, Inc.	• Foundry Networks, Inc.	• Palm, Inc.

• Avid Technology, Inc.	• Garmin Ltd.	• Sybase, Inc.

• BEA Systems, Inc.	• Intuit, Inc.	• Synopsys, Inc.

• BMC Software, Inc.	• JDS Uniphase Corporation	• VeriSign, Inc.

Data on the compensation practices of the Fiscal 2008 Peer Companies generally was gathered through publicly available information. In addition, Radford used data from (i) the Radford High Technology Executive Total Direct Compensation Survey, covering high technology companies with revenues between $1 billion and $3 billion and (ii) the Radford High Technology Stock by Level Report, which includes compensation information for high technology companies with revenues between $1 billion and $3 billion.

Each of these survey groups contains numerous participating companies. Survey data is used to supplement the specific Fiscal 2008 Peer Companies for two purposes. First, Polycom recruits from, and loses employees to, a broader group of companies than the Fiscal 2008 Peer Companies. The survey data provides a broader understanding of the compensation levels being paid across a larger group of similarly-sized technology companies. Second, the survey data validates the data drawn from the smaller group of Fiscal 2008 Peer Companies, helping avoid “outlier” companies unduly coloring the recommendations to the Compensation Committee. The Compensation Committee does not look at each company within these survey groups individually, but rather combines this information with the compensation information of the Fiscal 2008 Peer Companies to arrive at a final market data point for comparative purposes. For purposes of Radford’s analysis, the peer group and the survey data are blended to reflect the overall market.

Prior to the commencement of fiscal 2008, Radford used the above information to assess the market compensation levels for officers at the Fiscal 2008 Peer Companies with positions comparable to our Chief Executive Officer and other executive officers. This assessment included a comparison of the short-term cash compensation and long-term equity compensation for our Chief Executive Officer and other executive officers with those of officers at the Fiscal 2008 Peer Companies with comparable positions. Radford concluded that Polycom’s short-term, or total cash, compensation was at or below the targeted market percentile for fiscal 2008 and that Polycom’s long-term equity compensation was above the targeted market percentile for fiscal 2008 (as described in further detail below).

Fiscal 2009 Peer Companies

For fiscal 2009, Radford recommended, and the Compensation Committee approved, modifications to the group of peer companies used for conducting compensation analyses to remove companies that had grown in size in terms of revenues in excess of $3 billion and to remove companies acquired through mergers and acquisitions. In preparing its preliminary analysis of our executive compensation program for fiscal 2009, Radford utilized a peer group consisting of the following companies (the “Fiscal 2009 Peer Companies”):

Fiscal 2009 Peer Companies

• 3Com Corporation	• Citrix Systems, Inc.	• Nuance Communications, Inc.

• Activision, Inc.	• Foundry Networks, Inc.	• Palm, Inc.

• Autodesk, Inc.	• Intuit, Inc.	• Plantronics, Inc.

• Avid Technology, Inc.	• JDS Uniphase Corporation	• Sybase, Inc.

• BMC Software, Inc.	• Juniper Networks, Inc.	• Synopsys, Inc.

• Brocade Communications Systems, Inc.	• McAfee, Inc.	• Trimble Navigation Limited

• Cadence Design Systems, Inc.	• Novell, Inc.	• VeriSign, Inc.

Data on the compensation practices of the Fiscal 2009 Peer Companies generally was gathered through publicly available information. In addition, Radford used data from (i) the Radford High Technology Executive Total Direct Compensation Survey, covering high technology companies with revenues between $1 billion and $3 billion and (ii) the Radford High Technology Stock by Level Report, which includes compensation information for high technology companies with revenues between $1 billion and $3 billion. This survey data was similarly used to supplement the specific Fiscal 2009 Peer Companies for the purposes described above with respect to Radford’s review of our executive compensation program for fiscal 2009. The Compensation Committee thus did not look at each company within these survey groups individually, but rather combined this information with the compensation information of our Fiscal 2009 Peer Companies to arrive at a final market data point for comparative purposes. For purposes of Radford’s analysis, the peer group and the survey data were blended to reflect the overall market.

Prior to the commencement of fiscal 2009, Radford assisted the Compensation Committee in reviewing 2009 compensation for the Chief Executive Officer and other named executive officers by using this data to compare, against the Compensation Committee’s stated compensation philosophy (described in more detail below), the base salary, short-term cash compensation, target total cash compensation (i.e., base salary plus target short-term cash compensation), long-term equity compensation and target total direct compensation (i.e., target total cash compensation plus long-term equity compensation values) for our Chief Executive Officer and other executive officers to those of officers at the Fiscal 2009 Peer Companies with comparable positions and levels of experience. Taking into consideration that Polycom continued to be smaller than the median company (on the basis of revenue) within the Fiscal 2009 Peer Companies, Radford concluded that the compensation levels of our Chief Executive Officer and other executive officers were aligned with or slightly below Polycom’s targeted market percentile for fiscal 2009. Radford’s initial recommendations then were to consider merit adjustments in base salary based on individual performance and market competitiveness during the next performance cycle, increasing the target bonus percentage of certain executive officers whose target bonus percentage was below the targeted competitive range (described in further detail below), and consider alternative types of equity awards in light of market uncertainty.

However, since Radford’s initial review of our executive compensation program for fiscal 2009, there has been a systematic market decline, significantly reducing the market value of Polycom and the Fiscal 2009 Peer Companies. As a result, the value of the long-term, equity-based incentive awards held by Polycom’s employees, including the named executive officers, has significantly declined, raising concerns about the competitive and retentive value of Polycom’s long-term, equity-based incentive program. In early 2009, the Compensation Committee retained Radford to update its initial review of the long-term, equity-based incentive component of our executive compensation program and broad-based equity guidelines to more appropriately reflect the current market conditions. As described in further detail below, based on this updated review and consistent with our targeted market percentile for fiscal 2009, Radford recommended larger grants of long-term, equity-based incentive awards to executive officers, including the named executive officers, which grants were to be targeted at the high end of the 2009 target competitive range, as described in further detail below. Further, although base salary increases are typically considered and approved for Polycom’s executive officers, including its named executive officers, in the second quarter of the year, Polycom has decided to suspend all 2009 employee merit pay increases until such time that economic and market conditions improve.

Components of Compensation

The principal components of Polycom’s executive officer compensation include:

•	Base salary;

•	Variable cash incentive awards (which we commonly refer to as bonuses);

•	Long-term equity-based incentive awards;

•	Termination and change of control arrangements;

•	Retirement benefits provided under a 401(k) plan; and

•	Executive perquisites and generally available benefit programs.

We selected these components because we believe each is necessary to help us attract and retain the executive talent on which Polycom’s success depends. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

The Compensation Committee reviews the entire executive compensation program on at least an annual basis. The Compensation Committee is aided in this review by Radford. However, the Compensation Committee may review one or more components at any time as considered necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance.

Mix of Compensation Components

The chart below illustrates the overall mix of compensation components for our named executive officers in fiscal 2008. Consistent with our pay-for-performance philosophy, a significant portion of our named executive officers’ compensation is comprised of performance-based incentive compensation, in the form of short-term cash incentives or long-term equity awards.

Target Compensation

Relative to the peer companies, we look at three elements of compensation:

•	Base salary;

•	Total cash compensation (base salary plus variable cash incentive awards); and

•	Long-term equity-based incentive awards.

In general, compensation is targeted to be within a competitive range around the following percentiles as compared to the Fiscal 2008 Peer Companies (or for fiscal 2009, the Fiscal 2009 Peer Companies):

Elements of Compensation	2008 Target	2008 Target Range	2009 Target	2009 Target Range

Base salary	50th percentile	+/- 10% of target percentile	50th percentile	+/- 10% of target percentile

Total cash compensation	75th percentile with greater than 75th percentile for above plan performance	+/- 15% of target percentile	75th percentile with greater than 75th percentile for above plan performance	+/- 15% of target percentile

Long-term equity-based incentive awards	50th percentile	+/- 30% of the target percentile	50th percentile	+/- 30% of the target percentile

We target executive compensation within the ranges shown above; therefore, references to targeted percentiles throughout this Compensation Discussion and Analysis are actually references to the targeted competitive range. In targeting such ranges, we allow for differences due to individual performance and tenure. In setting the compensation for a particular named executive officer, the Compensation Committee considers both individual and corporate factors, as well as market data provided by Radford with respect to similarly situated individuals at the Fiscal 2008 Peer Companies (or for fiscal 2009, the Fiscal 2009 Peer Companies.) Individual factors may relate to an executive officer’s experience, skills, knowledge, responsibilities and performance. These and other subjective factors may influence the Compensation Committee’s decision about the compensation level that is appropriate for a particular named executive officer. However, the weight given to these factors by the Compensation Committee cannot be quantified and is not determined under a formula.

The Compensation Committee applies the same compensation philosophy and standards for each named executive officer, including recommendations to the independent members of the Board of Directors for our Chief Executive Officer. However, compensation levels vary among the named executive officers because the Compensation Committee considers individual and corporate factors, as well as market data with respect to similarly situated individuals at the applicable peer companies, in order to determine the appropriate level of compensation for each named executive officer. Consequently, if there are differences in the amount or type of compensation paid among the named executive officers, including the Chief Executive Officer, the differences are primarily due to a similar disparity among positions within the applicable peer companies generally, as well as other factors such as a named executive officer’s tenure and individual performance.

For fiscal 2008 we targeted, and for fiscal 2009 we will continue to target, total cash compensation at the 75th percentile and, for performance above Polycom’s annual operating plan, at greater than the 75th percentile. The Compensation Committee believes that targeting higher total cash compensation rather than long-term equity-based incentive awards furthers the Compensation Committee’s compensation philosophy of “pay for performance.”

Non-GAAP Measures

Polycom uses GAAP revenue and non-GAAP measures of operating results, which are adjusted to exclude certain costs, expenses, gains and losses that management believes appropriate to enhance an overall understanding of Polycom’s past financial performance and also Polycom’s prospects for the future. Non-GAAP results are an indication of Polycom’s performance before gains, losses or other charges that are considered by management to be outside of Polycom’s core results and are excluded by management for purposes of internal budgets and making operating decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. As a result, the Compensation Committee also utilizes these non-GAAP measures as a means of measuring and rewarding executive performance, as appropriate. In fiscal 2008, non-GAAP exclusions included stock-based compensation expense, effect of stock-based compensation expense on warranty rates, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, and income tax effect of the preceding adjustments. For bonus and performance share measurement purposes, non-GAAP net income was adjusted to exclude the interest impact of stock repurchases.

Base Salary

Polycom provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. The Compensation Committee reviews Mr. Hagerty’s salary annually and makes recommendations to the independent members of the Board of Directors. Mr. Hagerty was awarded a base salary increase on February 1, 2008. The Compensation Committee typically reviews all other named executive officers’ salaries in the second quarter of the year in conjunction with Mr. Hagerty’s evaluation of their performance and awarded such base salary increases effective May 1, 2008. Increases are awarded within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases.

2008 Base Salaries

Mr. Hagerty’s base salary was increased effective February 1, 2008, from $575,000 to $650,000. The Compensation Committee approved this increase after reviewing market data provided by Radford for the compensation paid to the chief executive officers at the Fiscal 2008 Peer Companies. To ensure that Mr. Hagerty’s total compensation package remained competitive, the Compensation Committee considered Mr. Hagerty’s base salary, total cash compensation and long-term incentive equity award collectively, and discussed among other things Mr. Hagerty’s prior year’s total compensation package, the equity awards approved by the Compensation Committee for other executive officers, and Mr. Hagerty’s and Polycom’s performance in the prior fiscal year. The Compensation Committee determined, after reviewing the market data provided by Radford, that the targeted market 50th percentile was approximately 30% above Mr. Hagerty’s base salary. However, the Compensation Committee recognized that Polycom was smaller than the median company (on the basis of revenue) within the Fiscal 2008 Peer Companies. Therefore, the Compensation Committee arrived at a recommendation to the Board of Directors of an increase of 13% (as opposed to 30%) in Mr. Hagerty’s base salary, effective February 1, 2008, from $575,000 to $650,000. The independent members of the Board of Directors approved this increase in February 2008.

In May 2008, the Compensation Committee reviewed the base salaries of all named executive officers other than Mr. Hagerty in conjunction with Mr. Hagerty’s evaluation of their performance and recommendations with respect to increases in their base salaries. The Compensation Committee reviewed executive compensation data provided by Radford assessing Polycom’s current executive base salary levels against market levels for similarly situated individuals at the Fiscal 2008 Peer Companies. The Compensation Committee reviewed this data in light of Polycom’s compensation philosophy of establishing competitive salaries targeted to be within a competitive range around the market 50th percentile of the Fiscal 2008 Peer Companies and reviewed the total target cash position for each named executive officer after giving effect to Mr. Hagerty’s recommended base salary increases. Pursuant to this data, Radford concluded that the base salaries of each named executive officer, other than Mr. Hagerty, were in line with Polycom’s target market position and recommended only market levels of merit adjustment. After considering Radford’s recommendations, the relevant market data, and each executive’s performance, the Compensation Committee approved merit increases resulting in an aggregate base salary increase of $166,000 for most of Mr. Hagerty’s direct reports, including the named executive officers other than Mr. Hagerty. The Compensation Committee authorized Mr. Hagerty to make minor adjustments to the base salary increases of each officer, subject to the aggregate limit of $166,000. The final base salary increases for the named executive officers, other than Mr. Hagerty, generally ranged from 4% to 6%. As demonstrated in the following table, other than with respect to Mr. Hagerty, each named executive officer’s respective 2008 base salaries fell within the 2008 target range, based on the 50th percentile, as follows:

Named Executive Officer	May 2008 Base Salary Level ($)	Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	650,000	679,000	821,590	Below
Michael R. Kourey	427,400	368,091	445,390	Within
Geno J. Alissi	341,700	303,364	367,070	Within
Sunil K. Bhalla	392,000	337,000	407,770	Within
Joseph A. Sigrist	368,500	337,000	407,770	Within

2009 Base Salaries

In October 2008, the Compensation Committee reviewed market data provided by Radford for the base salaries paid to officers at the Fiscal 2009 Peer Companies with positions comparable to our Chief Executive Officer and other executive officers. At that time, Radford had recommended that the Compensation Committee consider merit adjustments in base salary based on individual performance and market competitiveness during the next performance cycle.

For fiscal 2009, at this time, due to current economic conditions, the Compensation Committee has decided not to increase the base salaries of our executive officers, including the named executive officers. The Compensation Committee may decide to make adjustments to base salaries later in 2009 if, based on market conditions, competitive market data, and individual performance, the Compensation Committee determines that such adjustments are necessary and appropriate in order to retain key talent and compensate key employees for services performed on a day-to-day basis. Assuming that the base salaries of our executive officers, including the named executive officers, are not increased for fiscal 2009, as is currently the case, each named executive officer’s respective 2009 base salary falls within the 2009 target range, other than that of Mr. Hagerty and Mr. Alissi, as follows:

Named Executive Officer	2009 Base Salary Level ($)	Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	650,000	696,364	842,600	Below
Michael R. Kourey	427,400	369,182	446,710	Within
Geno J. Alissi	341,700	271,909	329,010	Above
Sunil K. Bhalla	392,000	334,273	404,470	Within
Joseph A. Sigrist	368,500	334,273	404,470	Within

There was a reduction in the 2009 target range data for certain positions, as compared to the 2008 target range data, resulting in Mr. Alissi’s base salary falling above the 2009 target range.

Total Cash Compensation

Total cash compensation is the sum of an employee’s base salary and variable cash incentive awards. We commonly refer to variable cash incentive awards as bonuses.

At the time that the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) considered and set the 2008 total cash compensation for the Company’s executive officers, including its named executive officers, the total cash compensation targeted to be paid to each of the named executive officers, other than with respect to Mr. Hagerty, fell within the 2008 target range, based on the 75th percentile, as follows:

Named Executive Officer	May 2008 Base Salary ($)	Target 2008 Variable Cash Incentive Award ($)	Target 2008 Total Cash Compensation ($)	Low End of 75th Percentile Range ($)	High End of 75th Percentile Range ($)	Position in 75th Percentile Range
Robert C. Hagerty	650,000	780,000	1,430,000	1,831,043	2,421,555	Below
Michael R. Kourey	427,400	341,920	769,320	693,304	916,895	Within
Geno J. Alissi	341,700	239,190	580,890	542,348	717,255	Within
Sunil K. Bhalla	392,000	274,400	666,400	613,652	811,555	Within
Joseph A. Sigrist	368,500	257,950	626,450	613,652	811,555	Within

Variable Cash Incentive Awards

To focus each executive officer on the importance of achieving Polycom’s goals, a substantial portion of the officer’s potential annual compensation is in the form of variable cash incentive pay that is tied to achievement of those goals. Accordingly, Polycom maintains two bonus programs under which executive officers are eligible to receive bonuses: the Performance Bonus Plan and the Management Bonus Plan. However, for fiscal 2008, the named executive officers were eligible, and, for fiscal 2009, will continue to be eligible, to participate in the Performance Bonus Plan and not the Management Bonus Plan.

Performance Bonus Plan.    The Company’s Performance Bonus Plan is intended to focus Polycom’s senior management on meeting and exceeding Polycom’s annual operating plan and maximizing Polycom’s delivery of rewards to its stockholders and employees. The Performance Bonus Plan was most recently approved by Polycom’s stockholders in 2007 and is intended to permit the payment of bonus awards that qualify as performance-based compensation under Section 162(m) of the Code.

Under the Performance Bonus Plan, annual bonuses (with quarterly progress payments), and, for fiscal 2009 semi-annual bonuses (with quarterly progress payments and a partial holdback of payments until after the fiscal year end for retention purposes), are paid only if the performance goals set by the Compensation Committee at the beginning of the applicable performance period are achieved. In setting the performance goals, the Compensation Committee assesses the anticipated difficulty and relative importance to the success of Polycom of achieving the performance goals. Accordingly, the actual awards (if any) payable for any given fiscal year will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. In furtherance of retaining key talent and their continued dedication, the Compensation Committee has the discretion to determine whether a bonus will be paid in the event an executive terminates employment before the bonus is scheduled to be paid. In addition, the Compensation Committee has discretion to decrease (but not increase) the bonuses that otherwise would be paid under the Performance Bonus Plan based on actual performance versus the specified goals.

2008 Performance Bonus Plan.    For fiscal 2008, the Compensation Committee determined that seven executive officers would participate in the Performance Bonus Plan, including our named executive officers. The Compensation Committee sought to set the performance goals and weightings of such goals so as to optimally align each executive officer’s goals and compensation potential with his or her role at Polycom and in light of internal equity considerations. These performance goals were measured against the corresponding target amount in Polycom’s 2008 annual operating plan for the performance period of January 1, 2008 to December 31, 2008. These comparisons yielded an achievement percentage for each of the applicable performance goals, which were then further compared to a pre-determined matrix that yielded a specific percentage of each named executive officer’s target bonus amount.

The named executive officers’ fiscal 2008 performance goals were:

Named Executive Officer	Percentage of Award	Fiscal 2008 Performance Goal
Robert C. Hagerty	100%	Consolidated revenue and non-GAAP net income
Michael R. Kourey	100%	Consolidated revenue and non-GAAP net income
Geno J. Alissi	50%	Consolidated revenue and non-GAAP operating income
	50%	Global services division revenue and non-GAAP operating income (1)
Sunil K. Bhalla	50%	Consolidated revenue and non-GAAP operating income
	50%	Voice communications solutions division revenue and non-GAAP operating income (1)
Joseph A. Sigrist	50%	Consolidated revenue and non-GAAP operating income
	50%	Video solutions division revenue and non-GAAP operating income (1)

(1)	Divisional non-GAAP operating income is the division’s contribution margin, which is defined as division revenue less the related costs of sales, direct marketing and direct engineering expenses as a percent of division revenue.

The actual award (if any) payable for fiscal 2008 depended on the extent to which actual performance met, exceeded or fell short of the goals approved by the Compensation Committee. The following table describes the actual awards paid to our named executive officers under the Performance Bonus Plan for fiscal 2008 based on the achievement of the performance goals set forth above:

Named Executive Officer	2008 Eligible Earned Base Salary ($)	Target 2008 Award as Percentage of Base Salary (%)	Potential Award Range as Percentage of Target (%) (1)	Actual 2008 Award ($) (2)	Actual 2008 Award as Percentage of Base Salary (%)
Robert C. Hagerty	643,750	120	40 to 250	193,354	30
Michael R. Kourey	420,733	80	40 to 250	84,035	20
Geno J. Alissi	336,700	70	10 to 250	150,892	45
Sunil K. Bhalla	385,333	70	10 to 250	69,260	18
Joseph A. Sigrist	361,167	70	10 to 250	67,345	19

(1)	No bonus would be paid in the event a minimum of 80% achievement of each applicable performance goal was not met.
(2)	These amounts include quarterly progress payments made under the Performance Bonus Plan based on year-to-date performance.

2008 Discretionary Bonus Payments.    On February 4, 2009, the Compensation Committee approved the payment of bonuses outside of the Performance Bonus Plan to the named executive officers, other than Mr. Hagerty, in the amounts listed below:

Named Executive Officer	Discretionary Bonus ($)
Michael R. Kourey	97,722
Geno J. Alissi	38,014
Sunil K. Bhalla	63,504
Joseph A. Sigrist	56,788

In awarding these bonuses and arriving at the amounts listed above, the Compensation Committee applied the same measurements used for payments made to employees other than the named executive officers. The Compensation Committee measured the corporate and divisional performance goals that had been adjusted for all participants under Polycom’s Management Bonus Plan during fiscal 2008 to reflect the market conditions at the time. The Compensation Committee further considered Polycom’s performance during fiscal 2008 and the performance of each of the named executive officers in light of a difficult macroeconomic environment in awarding these bonus amounts. The independent members of the Board did not award a discretionary bonus to Mr. Hagerty after taking into account the Compensation Committee’s recommendation and Mr. Hagerty’s request not to receive a cash discretionary bonus for Polycom’s 2008 performance. At the completion of the 2008 fiscal year, based upon the Company’s fiscal 2008 performance, and after including the discretionary bonus payments approved on February 4, 2009, the total cash compensation actually received by each of the named executive officers fell below the 2008 target range, based on the 75th percentile, as follows:

Named Executive Officer	2008 Earned Base Salary ($)	Actual 2008 Variable Cash Incentive Award ($)	Actual 2008 Total Cash Compensation ($)	Low End of 75th Percentile Range ($)	High End of 75th Percentile Range ($)	Position in 75th Percentile Range
Robert C. Hagerty	643,750	193,354	837,104	1,831,043	2,421,555	Below
Michael R. Kourey	420,733	181,757	602,490	693,304	916,895	Below
Geno J. Alissi	336,700	188,906	525,606	542,348	717,255	Below
Sunil K. Bhalla	385,333	132,764	518,097	613,652	811,555	Below
Joseph A. Sigrist	361,167	124,133	485,300	613,652	811,555	Below

2009 Performance Bonus Plan.    For fiscal 2009, the Compensation Committee approved a new bonus model with two six-month performance periods, beginning on January 1, 2009 and July 1, 2009. The extent to which awards will be payable at the end of each six-month performance period will depend upon whether actual performance meets, exceeds or falls short of the targets set forth in Polycom’s 2009 annual operating plan, as adjusted for the 2009 second half plan, for the applicable performance period and the applicable performance goals. Each employee’s target bonus amount, including the target bonus amounts of each named executive officer, will be allocated equally among the two performance periods. However, for retention purposes, half of the award payable for the January 1, 2009 performance period will be paid following the end of such performance period and the remaining half will be paid following the end of fiscal 2009 only if the employee remains employed through the date payment is made, which is anticipated to be as soon as administratively practicable following the date the Compensation Committee determines achievement for the July 1, 2009 performance period.

The Compensation Committee determined that the change in the performance period was necessary and appropriate to encourage the proper growth, development and success of Polycom while retaining key talent. Specifically, the Compensation Committee believes that moving to a semi-annual bonus plan will provide incentives that will drive achievement of the fiscal 2009 annual operating plan while maintaining flexibility to adjust the performance goals mid-year based on the market conditions at that time if necessary and appropriate to ensure that the goals remain challenging but not unrealistic with significant effort and skill. This flexibility will enable the Compensation Committee to ensure that Polycom’s management team remains motivated throughout an unpredictable year.

The fiscal 2009 performance goals and relative weighting of each goal for the named executive officers are:

Named Executive Officer	Percentage of Award	Fiscal 2009 Performance Goal
Robert C. Hagerty	100%	Revenue growth percent and non-GAAP net income percent
Michael R. Kourey	100%	Revenue growth percent and non-GAAP net income percent
Geno J. Alissi	50%	Revenue growth percent and non-GAAP operating income percent
	50%	Global services division revenue growth percent and non-GAAP operating income percent (1)
Sunil K. Bhalla	50%	Revenue growth percent and non-GAAP operating income percent
	50%	Voice communications solutions division revenue growth percent and non-GAAP operating income percent (1)
Joseph A. Sigrist	50%	Revenue growth percent and non-GAAP operating income percent
	50%	Video solutions division revenue growth percent and non-GAAP operating income percent (1)

(1)	Divisional non-GAAP operating income percent is the division’s contribution margin percent. The division’s contribution margin percent is defined as division revenue less the related costs of sales, direct marketing and direct engineering expenses as a percentage of division revenue.

The performance goals for fiscal 2009 differ from those for fiscal 2008 in that, for fiscal 2009, the goals target achievement of a growth percentage for revenue and profitability as a percent of revenue rather than specific dollar values. This change was made based on management’s objective to drive growth in fiscal 2009, to facilitate applying the goals at the divisional and regional levels and to accommodate the change to semi-annual performance periods.

For fiscal 2009, the Compensation Committee retained the same bonus target percentage for each named executive officer as was in effect for fiscal 2008. The Compensation Committee reviewed executive compensation data provided by Radford in October 2008 assessing Polycom’s current executive total cash compensation levels (including base salary and cash incentive compensation) against market levels for similarly situated individuals at the Fiscal 2009 Peer Companies. Pursuant to this data, Radford had concluded that the total cash compensation of most of the named executive officers was between the 50th and 75th percentile and recommended increasing the target bonus percentages of those named executive officers that fell well below the targeted 75th percentile range. However, after considering Radford’s observations in light of the changes in the broad competitive marketplace that have occurred since Radford’s initial recommendations, the Compensation Committee decided to retain the same bonus target percentages for all named executive officers as were in effect for fiscal 2008. Based on the recommendation of the Compensation Committee, the independent members of the Board also decided to retain the same bonus target percentage for the Chief Executive Officer as was in effect for fiscal 2008.

The named executive officers’ fiscal 2009 target bonus percentages and potential award ranges are:

Named Executive Officer	Target 2009 Award as Percentage of Base Salary (%)	Potential Award Range as Percentage of Target (%) (1)
Robert C. Hagerty	120	25 to 175
Michael R. Kourey	80	25 to 175
Geno J. Alissi	70	25 to 175
Sunil K. Bhalla	70	25 to 175
Joseph A. Sigrist	70	25 to 175

(1)	No bonus will be paid in the event a minimum of 100% achievement of each applicable performance goal is not met. Each individual performance goal is measured separately.

Assuming that the base salaries of our executive officers, including the named executive officers, are not increased for fiscal 2009, as is currently the case, at the time that the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) considered and set the 2009 bonus targets for the Company’s executive officers, including its named executive officers, the total cash compensation targeted to be paid to each of the named executive officers for fiscal 2009 falls below the 2009 target competitive range for Messrs. Hagerty, Bhalla and Sigrist, and falls within the 2009 target competitive range for Messrs. Kourey and Alissi, based on the 75th percentile, as follows:

Named Executive Officer	2009 Base Salary ($)	Target 2009 Variable Cash Incentive Award ($)	Target 2009 Total Cash Compensation ($)	Low End of 75th Percentile Range ($)	High End of 75th Percentile Range ($)	Position in 75th Percentile Range
Robert C. Hagerty	650,000	780,000	1,430,000	1,645,304	2,175,915	Below
Michael R. Kourey	427,400	341,920	769,320	713,826	944,035	Within
Geno J. Alissi	341,700	239,190	580,890	547,826	724,500	Within
Sunil K. Bhalla	392,000	274,400	666,400	689,217	911,490	Below
Joseph A. Sigrist	368,500	257,950	626,450	689,217	911,490	Below

Difficulty in Achieving Performance Targets under the Performance Bonus Plan.    In setting the performance goals for the named executive officers under the Performance Bonus Plan, the Compensation Committee assessed the anticipated difficulty and relative importance to the success of Polycom of achieving the performance goals. Achievement of the performance goals is measured against targets set forth in Polycom’s annual operating plan, which is developed by management and approved by the Board of Directors after significant review and discussion.

The Board of Directors intends for Polycom to achieve the goals and objectives set forth in the annual operating plan. However, the annual operating plan is designed to encourage the growth and development of Polycom and therefore is intentionally challenging and expected to be achieved by management and Polycom as a whole only with significant effort and skill. As the performance goals and target levels set by the Compensation Committee are based on Polycom’s annual operating plan, the difficulty in achieving the performance goals at the target levels reflects the inherent difficulty in achieving the goals and objectives set forth in the annual operating plan.

At the time the performance goals and target levels were set for the executive officers, the Compensation Committee believed that the target levels would be difficult to achieve and that maximum payouts were unlikely to be achieved. Achievement of a maximum payout would require substantial efforts by the executive officer and very high levels of company performance that historically have not been attained. For example, in each of fiscal years 2006, 2007 and 2008, the Compensation Committee set similarly challenging goals that would be difficult to achieve, with a maximum payout under the Performance Bonus Plan and Management Bonus Plan of 250% of a named executive officer’s target bonus amount. However, in each of fiscal 2006, 2007 and 2008, Polycom’s named executive officers (at such time) received payouts of cash incentive compensation ranging from approximately 79% to 128%, 74% to 101%, and 25% to 80% (including discretionary bonus payments), respectively, of the named executive officers’ target bonus amounts.

Long-Term, Equity-Based Incentive Awards

The goal of Polycom’s long-term equity-based incentive program is to better align the interests of executive officers with Polycom’s stockholders. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within Polycom and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number and value of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the Fiscal 2008 Peer Companies (or, for fiscal 2009, the Fiscal 2009 Peer Companies). The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

In reviewing and analyzing the awards made to similarly situated individuals at the Fiscal 2008 Peer Companies (or, for fiscal 2009, the Fiscal 2009 Peer Companies), the Compensation Committee, with the assistance of its compensation consultant, compared:

•	The number of option equivalents subject to awards granted to an individual in a given role or position;

•

The value of the grant using a Black-Scholes valuation for options and the grant date value for full value equity awards for each role or position as compared to the value of the grants at the peer companies for each role or position, using a value that is consistent with FASB Statement No. 123(R) (“FAS 123(R)”), with appropriate adjustments for fiscal 2009 to reflect the systematic market decline and the recent average stock price performance of our Fiscal 2009 Peer Companies;

•

The number of shares granted as a percent of Polycom’s total shares outstanding for each role or position compared to the number of shares granted as a percent of the peer companies’ total common shares outstanding for each role or position; and

•	The individual’s vested and unvested equity positions.

On a total Company basis, when appropriate, the Compensation Committee also analyzes:

•	The number of shares used by the peer companies during the year with respect to new equity awards (i.e., burn rates);

•	The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

•	The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

Equity Award Practices

Equity-based awards are granted to our employees, including executive officers, under Polycom’s 2004 Equity Incentive Plan, which was amended during fiscal 2007 to address certain potential tax consequences under Section 409A of the Code and further amended during fiscal 2008 to permit the granting of restricted stock units. All equity awards are approved by the Compensation Committee on the grant date, and all option grants have a per share exercise price equal to the fair market value of Polycom’s common stock on the grant date. The Compensation Committee has not delegated authority to grant stock options and other equity awards under Polycom’s 2004 Equity Incentive Plan; therefore, the authority to grant equity awards currently resides solely with the Compensation Committee.

The Compensation Committee historically has not had, and does not intend to establish, any program, plan or practice of timing the grant of equity awards to its executive officers in coordination with the release of material non-public information that is likely to result in either an increase or decrease in the price of Polycom common stock. In addition, to the extent Polycom’s stock price immediately increases following the grant of equity awards, recipients will not realize the full value of such increase given that full value equity awards typically vest over a two- or three- year period, and options typically vest over a four-year period.

Stock Awards

Based on a number of factors, including trends regarding grant sizes, stock plan design, alternatives with respect to outstanding underwater options, and FAS 123(R), the Compensation Committee determined, upon its reevaluation of the Company’s equity program in fiscal 2005, that it was in the best interests of Polycom and its stockholders to grant a combination of stock options and performance shares to director-level employees and above on a going-forward basis beginning in 2006. Further, in February 2008, the Compensation Committee decided to award primarily performance shares to director-level employees and above. However, as described in further detail below, in January and February 2009, the Compensation Committee determined, with the assistance of Radford, after considering a number of factors, including the retentive value of outstanding long-term, equity-based incentive awards held by Polycom employees (including the named executive officers), trends regarding long-term, equity-based incentive awards, and alternative performance measures that will appropriately reflect Polycom’s long-term shareholder objectives, that for fiscal 2009 it was in the best interests of Polycom and its stockholders to grant a combination of performance shares and time-based restricted stock units to director-level employees and above.

2008 Equity Awards

For fiscal 2008, the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) granted only standard performance share awards to executive officers, including our named executive officers. The Compensation Committee determined that such grants were appropriate after a review, with the assistance of Radford, of the competitive position of the outstanding equity positions held by Polycom’s named executive officers and the conclusion that, with the exception of Messrs. Hagerty and Kourey, Polycom’s retention objectives were being served because a significant portion of the equity held by Polycom’s executive officers was unvested and in-the-money. Under our standard performance share awards, the number of performance shares that actually would become eligible to vest (if any) depended upon achievement of the fiscal 2008 performance goals, and ranged from 0% to 250% of the target number of performance shares. If such goals were achieved, the awards would vest on each of the first, second and third anniversaries of the date the performance share award was granted. The fiscal 2008 performance goals set by the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) were (i) consolidated revenue and non-GAAP net income for Mr. Hagerty and Mr. Kourey, and (ii) consolidated revenue and non-GAAP operating income for the other named executive officers. The performance goals were measured against the achievement of the corresponding target amount in Polycom’s 2008 annual operating plan. These comparisons yielded an achievement percentage for each of the applicable performance goals, which were then further compared to a pre-determined matrix that yielded a specific percentage of each named executive officer’s target number of performance shares.

The value at the time of grant of all target performance share awards granted to the named executive officers in 2008, and the resulting position of such awards as compared to the 50th percentile range of the Fiscal 2008 Peer Companies, is shown in the table below. As shown, the equity awards granted to Messrs. Bhalla, Sigrist and Alissi by the Compensation Committee were within the 2008 target range. The equity awards to Messrs. Hagerty and Kourey were below the market range. However, the Compensation Committee determined that the number of performance shares to be granted to Mr. Hagerty and Mr. Kourey was appropriate after taking into consideration the Company’s relative size as compared to the Fiscal 2008 Peer Companies, internal equity considerations and the size of equity awards granted to other named executive officers. Although a key objective of our compensation philosophy is to provide a competitive compensation program, the Compensation Committee also seeks to ensure that our compensation program is internally consistent and equitable. In determining the size of the award to Mr. Hagerty, the Compensation Committee and the independent members of the Board also considered the fact that Polycom was smaller in revenue size (or scope) than the median revenue size of the Fiscal 2008 Peer Companies.

Named Executive Officer	Target 2008 Standard Performance Share Award (#) (1)	Target Total Value ($)		Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	50,000	1,164,000	(2)	1,927,077	3,256,760	Below
Michael R. Kourey	20,000	471,800	(3)	546,615	923,780	Below
Geno J. Alissi	15,000	353,850	(3)	261,846	442,520	Within
Sunil K. Bhalla	20,000	471,800	(3)	372,692	629,850	Within
Joseph A. Sigrist	20,000	471,800	(3)	372,692	629,850	Within

(1)	With respect to these standard performance share awards, the actual number of shares awarded to the named executive officers was based upon the results of Polycom’s performance in the performance period from January 1, 2008 to December 31, 2008, as measured against the pre-established performance goals. In the case of all named executive officers, actual achievement of the performance goals was not attained in that the income goal was achieved at 78% of the 2008 Annual Operating Plan, which is less than the 80% threshold. Consequently, in accordance with the terms of each standard performance share award, all shares subject to such awards were permanently forfeited.
(2)	On February 6, 2008, the date that the independent members of the Board approved Mr. Hagerty’s performance share award, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $23.28, which was used to calculate the value of Mr. Hagerty’s performance shares.
(3)	On February 5, 2008, the date that the Compensation Committee approved the named executive officers’ performance share awards, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $23.59, which was used to calculate the value of their performance shares.

As described above, all shares subject to the standard target performance share awards granted to each named executive officer for fiscal 2008 were forfeited because the Company did not achieve the performance threshold. As a result, at the completion of the 2008 fiscal year, based upon the Company’s fiscal 2008 performance, the actual value received by each of the named executive officers with respect to long-term, equity-based incentive compensation fell significantly below the 2008 target range, based on the 50th percentile, as follows:

Named Executive Officer	Actual 2008 Standard Performance Share Award (#)	Actual Total Value ($)	Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	—	—	1,927,077	3,256,760	Below
Michael R. Kourey	—	—	546,615	923,780	Below
Geno J. Alissi	—	—	261,846	442,520	Below
Sunil K. Bhalla	—	—	372,692	629,850	Below
Joseph A. Sigrist	—	—	372,692	629,850	Below

During fiscal 2007 (and as previously described in Polycom’s proxy statement for fiscal 2007 with respect to Messrs. Hagerty, Kourey and Bhalla who were named executive officers for fiscal 2007), for retention purposes, the Compensation Committee had also granted Messrs. Hagerty, Kourey, Bhalla and Alissi performance share awards subject to achievement of annual revenue growth targets over three successive, one-year performance periods beginning on January 1, 2007 and continuing through 2009. Specifically, Messrs. Hagerty, Kourey, Bhalla and Alissi received performance share awards covering 25,000, 20,000, 20,000 and 5,000 shares, respectively. Pursuant to the terms of these awards, during each performance period, a pro-rata portion of these performance shares become eligible to vest based on the achievement of annual revenue growth targets during the applicable period. As indicated in our proxy statement for fiscal 2007, Polycom exceeded the revenue growth target for 2007, resulting in actual achievement of the performance goals at 100% with respect to one-third of the overall target grant to Messrs. Hagerty, Kourey, Bhalla, and Alissi or 8,333, 6,666, 6,666 and 1,666 shares respectively. For fiscal 2008, Polycom also exceeded the revenue growth target for 2008, resulting in actual achievement of the performance goals at 100% with respect to one-third of the overall target grant to Messrs. Hagerty, Kourey, Bhalla, and Alissi or 8,333, 6,666, 6,666 and 1,666 shares respectively, with one additional one-year performance period remaining under such grants. Even after taking into consideration these revenue growth performance share awards, however, Messrs. Hagerty, Kourey, Bhalla and Alissi did not receive actual equity awards for fiscal 2008 that were within the market 50th percentile range.

2009 Equity Awards

Prior to the commencement of fiscal 2009, Radford assisted the Compensation Committee in reviewing our executive compensation program for fiscal 2009, including our long-term, equity-based incentive program. However, since Radford’s initial review, there has been a systematic market decline, significantly reducing the market value of both Polycom and the Fiscal 2009 Peer Companies. As a result, the value of the long-term, equity-based incentive awards held by Polycom’s employees, including the named executive officers, has significantly declined, raising concerns about the competitive and retentive value of Polycom’s long-term, equity-based incentive program. In early 2009, the Compensation Committee retained Radford to update its initial review of the long-term, equity-based incentive component of our executive compensation program and our broad-based equity guidelines to more appropriately reflect the current market conditions and address retention concerns.

In updating its review of the long-term, equity-based incentive component of our executive compensation program and making recommendations with respect to grant levels that would be within our 2009 target range, Radford considered three factors for our Chief Executive Officer and other executive officers and the officers at the Fiscal 2009 Peer Companies with comparable positions and levels of experience: (i) the total long-term incentive value of equity awards reflecting the fall in the equity market, (ii) the number of option equivalents, and (iii) grant amounts as a percentage of the applicable company’s total common shares outstanding. To more accurately reflect the current market environment, Radford adjusted the historical long-term incentive value of outstanding equity awards downward by a factor tied to the average stock price performance of our Fiscal 2009 Peer Companies. This adjustment reduced the actual values used in the market data, which otherwise would have been overstated. Radford also provided the Compensation Committee with data concerning the projected equity holdings and wealth of our executive officers at two points in time during fiscal 2009 for purposes of assessing the unvested value of the long-term, equity-based incentive awards held by our executive officers relative to a fully competitive new hire award. Based on this data, Radford concluded that the executive officers will be vested in a majority of their long-term, equity-based incentive awards (other than any new grants for fiscal 2009) by the third quarter of fiscal 2009 and a significant portion of these awards will be out-of-the-money based on the then-current 30-day trading average of Polycom’s stock, presenting a significant retention risk for Polycom. Based on this data and the factors described above, Radford made recommendations with respect to grant levels that would be within our 2009 target range.

After considering Radford’s recommendations, our retention concerns, and each named executive officer’s competitiveness relative to the market, individual performance for fiscal 2008 and expected future contribution, the Compensation Committee (and the independent members of the Board, in the case of the Chief Executive Officer) approved the following equity grants to the named executive officers:

Named Executive Officer	Target 2009 Performance Share Award (#)	2009 Restricted Stock Unit Award (#)	Target 2009 Performance Share and Restricted Stock Unit Award Value ($)		Low End of 50th Percentile Range ($)	High End of 50th Percentile Range ($)	Position in 50th Percentile Range
Robert C. Hagerty	77,500	77,500	2,077,000	(1)	1,785,846	3,018,080	Within
Michael R. Kourey	22,500	22,500	603,000	(1)	468,385	791,570	Within
Geno J. Alissi	15,000	15,000	402,000	(1)	311,385	526,240	Within
Sunil K. Bhalla	15,000	15,000	402,000	(1)	383,615	648,310	Within
Joseph A. Sigrist	15,000	15,000	402,000	(1)	383,615	648,310	Within

(1)	On February 20, 2009, the effective date of Mr. Hagerty’s performance share award approved by the independent directors and the date that the Compensation Committee approved the other named executive officers’ performance share awards, the fair market value (or closing trading price) of Polycom’s common stock on NASDAQ was $13.40, which was used to calculate the value of the named executive officers’ performance shares.

As indicated in the table above, the Compensation Committee granted a combination of performance shares and time-based restricted stock units to our named executive officers. The Compensation Committee determined that it would be in the best interests of Polycom and its stockholders to grant a combination of equity awards that vest on the basis of performance and/or time after considering competitive practice, Polycom’s retention needs, market uncertainties, and the appropriateness and necessity of rewarding key employees for continued dedication and loyalty during uncertain economic times. In the same fashion as other companies, Polycom has been impacted by the volatility in the financial and stock markets and declining consumer confidence, as well as other macro-economic factors, making it more difficult to achieve performance goals established under different circumstances notwithstanding the substantial efforts of our executive officers, including the named executive officers. The Compensation Committee thus determined that a combination of time-based and performance-based equity awards would reward our executive officers for their continued dedication and efforts while motivating them to further Polycom’s growth and development during uncertain economic times.

The restricted stock units will vest in three (3) equal, annual installments on each of the first, second and third anniversaries of the date the restricted stock unit award was granted. The performance shares will vest based upon achievement of targets in total shareholder return during three successive, one-year performance periods beginning on January 1, 2009 and continuing through 2011. The target number of performance shares will be allocated equally among the three performance periods and the number of performance shares in which the recipient will ultimately be entitled to vest will range from 0% to 200% of the target number of performance shares allocated to each performance period. If the performance criteria are not met in a particular period, the portion of the performance shares allocated to such period will be permanently forfeited.

In determining the performance structure of the fiscal 2009 equity awards, including the performance criteria and the performance periods, the Compensation Committee focused on selecting criteria that would increase stockholder value and drive performance each year and over the long-term. For the fiscal 2009 equity awards, our total shareholder return for each performance period will be measured against the Russell 2000 Index. The Compensation Committee determined that the Russell 2000 Index was an appropriate index to use given that this index includes similarly-sized companies, including the Company and other companies comparable to the Company in terms of market capitalization, and is well-represented by technology companies. The award level, award criteria, and target number of shares that will vest based on achievement are as follows:

Award Level	Award Criteria	Target Number of Performance Shares That Will Vest
Minimum Award	Total shareholder return equals the 25th percentile of the Russell 2000 Index (1)	Fifty percent (50%) of the target number of performance shares
Median Award	Total shareholder return equals the 50th percentile of the Russell 2000 Index (2)	One hundred percent (100%) of the target number of performance shares
Maximum Award	Total shareholder return equals the equals or exceeds the top percentile of the Russell 2000 Index	Two hundred percent (200%) of the target number of performance shares

(1)

If total shareholder return is below the 25th percentile of the Russell 2000 Index, no vesting of the target number of performance shares will occur. For each additional percentile above the 25th percentile up to the 50th percentile, an additional two percent (2%) of the target number of performance shares becomes vested until reaching the 50th percentile of the Russell 2000 Index.

(2)	If total shareholder return is above the 50th percentile of the Russell 2000 Index, an additional two percent (2%) of the target number of performance shares becomes vested for each additional percentile until reaching the top percentile of the Russell 2000 Index.

Difficulty in Achieving Performance Targets under the Performance Share Awards

As discussed above, for fiscal 2008, the Compensation Committee set performance goals and target levels based on the goals and objectives set forth in Polycom’s annual operating plan. The annual operating plan is designed to encourage the growth and development of Polycom and is therefore intentionally challenging and expected to be achieved only with significant effort and skill. For fiscal 2009, the Compensation Committee set performance goals and target levels based on achievement of total shareholder return as compared to the Russell 2000 Index. It is expected that the performance targets will be particularly difficult to achieve because they will require delivery of growth in challenging and uncertain market conditions.

At the time the fiscal year 2008 performance goals and target levels were set for the performance share awards granted to the named executive officers, the Compensation Committee believed that the target levels would be difficult to achieve and were unlikely to be achieved at the maximum level. Achievement of a maximum payout would require substantial efforts by the executive officer and very high levels of company performance that historically have not been attained. For example, in each of fiscal years 2006, 2007 and 2008 (which are the first three years in which the Compensation Committee awarded performance shares), the Compensation Committee set similarly challenging goals that would be difficult to achieve, with the maximum number of performance shares to be potentially earned upon achievement of performance goals set at 250% of the target number of performance shares awarded to the named executive officer. However, the actual performance shares earned upon achievement of the performance goals for fiscal 2006, fiscal 2007 and fiscal 2008 represented approximately 128%, 98%, and 0% respectively, of the target number of shares for Mr. Hagerty and Mr. Kourey and approximately 113%, 94%, and 0% respectively, of the target number of shares with respect to the other named executive officers.

In the case of the revenue growth performance share grants made to Messrs. Hagerty, Kourey, Alissi and Bhalla in 2007 that become eligible to vest based on the achievement of an annual revenue growth target during each of the three applicable performance periods, the Compensation Committee considered such performance targets to be achievable, but appropriate for retention purposes. In setting such revenue growth target for each of three successive years, the Compensation Committee considered the historical performance of Polycom in terms of annual revenue growth, which has been largely variable. As an example, over the past five years from 2003 to 2008, Polycom’s actual year-over-year revenue growth percentage exceeded the revenue growth target set forth in the performance share awards in four of those five years and did not meet the revenue growth target in one of those five years.

Termination and Change of Control Arrangements

One of the objectives of our compensation philosophy is to offer a total compensation program that takes into consideration the other compensation practices of our peer companies, including termination and change of control arrangements. Polycom has entered into a severance agreement with Mr. Hagerty, and change of control severance agreements with certain of Polycom’s senior executive officers, including Messrs. Hagerty, Kourey, Alissi, Bhalla, and Sigrist. The severance agreement and change of control severance agreements generally provide for the payment of compensation if an executive’s employment is terminated under certain conditions in the event of a change of control, including a termination without cause or for good reason following a change of control of Polycom or, in Mr. Hagerty’s case under his severance agreement, at any time in the case of his involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason.

The various termination and change of control arrangements between Polycom and our executive officers are designed to meet the following objectives:

Arrangement	Objectives
Severance Agreement with Mr. Hagerty	The purpose of the severance agreement is to encourage Mr. Hagerty to remain with Polycom and to provide Mr. Hagerty with enhanced financial security in recognition of his past and future service with Polycom. We believe that providing such benefits is competitive relative to the severance protection provided to similarly situated individuals at the Fiscal 2008 Peer Companies (or for fiscal 2009, the Fiscal 2009 Peer Companies) and appropriate given that Mr. Hagerty is bound by non-solicitation and non-competition provisions for one year and two years, respectively, following termination of employment.

Change of Control Severance Agreements	It is expected that Polycom from time to time will consider the possibility of an acquisition by another company or other change of control. Polycom recognizes that such consideration can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. Polycom believes that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change of control to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change of control, (ii) provide such individuals with an incentive to continue employment and motivate them to maximize the value of Polycom upon a change of control for the benefit of its stockholders, and (iii) provide such individuals with enhanced financial security.

Arrangement	Objectives
Other Arrangements	Certain executive officers reporting under Section 16 of the Exchange Act, including Messrs. Hagerty, Kourey, Alissi, Bhalla, and Sigrist are entitled to a twelve-month post-termination exercise period with respect to certain stock options in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement. The Compensation Committee believes that these arrangements are appropriate to help retain and motivate the executives and consistent with prevailing market practice. See “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for more detail on these arrangements.

We believe the terms and payout levels of our termination and change of control arrangements are consistent with current market practices and competitively necessary to attract and retain qualified executives. To ensure that the severance and change of control agreements continue to remain consistent with our compensation philosophy and current market practices, the Compensation Committee periodically reviews the severance agreement and change of control severance agreements. However, these termination and change of control arrangements do not affect our decisions regarding other elements of compensation.

During fiscal 2008, the Compensation Committee reviewed these agreements twice and determined that certain amendments were necessary and appropriate to ensure that the agreements remain competitive and consistent with our compensation philosophy and to avoid certain adverse tax consequences under Section 409A of the Code. Specifically, in early 2008, Radford was engaged to conduct a review of the definitions of “good reason” included in arrangements entered into by the Fiscal 2008 Peer Companies that were comparable to the severance agreement and change of control severance agreements. In its review, Radford specifically focused on whether the definitions of “good reason” entitled an individual to voluntarily resign for good reason as a result of a reduction in the individual’s bonus opportunity. Radford determined that sixteen (16) of nineteen (19) Fiscal 2008 Peer Companies had entered into arrangements with their respective chief executive officers and fifteen (15) of nineteen (19) Fiscal 2008 Peer Companies had entered into arrangements with other officers that permitted an individual to voluntarily resign as a result of a reduction in the individual’s bonus opportunity. The Compensation Committee considered the results of Radford’s review, the objectives that the severance agreement and change of control severance agreements are designed to meet, and the percentage of total compensation that a named executive officer’s bonus opportunity could represent. After considering these factors, the Compensation Committee determined that revising the definitions of “good reason” included in the severance agreements and change of control severance agreements to permit an individual to voluntarily resign for good reason as a result of a reduction in the individual’s bonus opportunity was consistent with the intent of these agreements and an important means of retaining the senior executive officers, including the named executive officers, who are key to the ongoing success of Polycom, including in connection with a change of control of Polycom.

In late 2008, Radford was also engaged to conduct a review of arrangements entered into by the 2009 Fiscal Peer Companies that were comparable to the change of control severance agreements to conduct a current review of how our forms of Change of Control Agreement compare to the practices of the Fiscal 2009 Peer Companies and to specifically assess the prevalence of (i) gross-up provisions for excise taxes resulting from “parachute payments” as defined under Section 280G of the Code (“280G gross-ups”) and (ii) thresholds in definitions of “change of control” that provide for a change of control upon a merger of equals (e.g., a change in ownership of less than fifty percent (50%) of the voting power). With respect to the 280G gross-up provisions in Messrs. Hagerty’s and Kourey’s change of control severance agreements, Radford noted that many of the arrangements entered into by the 2009 Fiscal Peer Companies with their respective chief executive officers continued to include 280G gross-up provisions. However, Radford also noted that these arrangements had not been entered into recently and, in the current environment, new arrangements with 280G gross-up provisions are less common. With respect to the definitions of “change of control”, Radford noted that among the Fiscal 2009 Peer Companies, the average threshold percentage with respect to the transfer of voting power was 50%, and the average threshold percentage with respect to beneficial ownership of the company held by any one person or entity was 43%. After considering the results of Radford’s review and the objectives that the change of control severance agreements are designed to meet, including retention of senior executives key to the success of Polycom through any change of control event, including a “merger of equals”, the Compensation Committee determined that it was in Polycom’s and its stockholders’ best interests to modify the definition of change of control to provide that a change of control of Polycom will occur upon a change in ownership of forty percent (40%) or more of the voting power. The Compensation Committee also approved the elimination of the 280G gross-up provisions from Messrs. Hagerty’s and Kourey’s change of control agreements and certain other changes to the severance agreement and change of control severance agreements, including changes intended to better conform these agreements to Section 409A of the Code. The changes to Mr. Hagerty’s severance agreement and change of control severance agreement were also subsequently approved by the independent members of the full Board.

The amended severance agreement and change of control agreements were entered into between Polycom and the applicable executive officers in December 2008. These agreements are described in more detail in “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” on page 64.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

In fiscal 2008, named executive officers were eligible to participate in Polycom’s employee stock purchase plan and the health and welfare programs that are generally available to other Company employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment. In addition, Polycom reimbursed executive officers for the cost of tax preparation and advisory services, subject to a maximum of $10,000 for our Chief Executive Officer and Chief Financial Officer and $5,000 for all other executive officers.

Polycom also maintains a tax-qualified Polycom, Inc. 401(k) Plan (the “401(k) Plan”), which is broadly available to Polycom’s general employee population. Under the 401(k) Plan, all Company employees are eligible to receive matching contributions from Polycom. The matching contribution for the 2008 401(k) Plan year was 50% of the first 6% of compensation contributed by employees to the 401(k) Plan, up to a maximum per participating employee of $2,000. Polycom does not provide defined benefit pension plans or defined contribution retirement plans to its executive officers or other employees other than: (i) the 401(k) Plan or (ii) as required in certain countries other than the United States for legal or competitive reasons.

The 401(k) Plan and other generally available benefit programs allow Polycom to remain competitive, and Polycom believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Accounting and Tax Considerations

Polycom generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to Polycom’s executive officers and aims to keep the compensation expense associated with such programs, practices and packages within reasonable levels and an established budget.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m), Polycom generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer) only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Polycom’s 2004 Equity Incentive Plan was designed to permit our Committee to grant options and other equity compensation awards that are “performance-based” and thus fully tax-deductible.

The cash compensation paid to our Chief Executive Officer and our three other most highly compensated named executive officers for fiscal 2008 (other than our Chief Executive Officer and our Chief Financial Officer) was fully deductible because it qualified as performance-based compensation under Section 162(m) or otherwise was less than one million dollars per officer. For example, a portion of the bonuses paid to the named executive officers in fiscal 2008 were paid pursuant to the stockholder-approved Performance Bonus Plan that is intended to qualify under Section 162(m). The discretionary bonuses paid to certain named executive officers in fiscal 2008, although not Section 162(m)-qualifying, did not exceed one million dollars when combined with all other fiscal 2008 non-performance-based cash compensation. Also, all of the target performance shares granted to the named executive officers in 2008, although ultimately forfeited, were intended to qualify as performance-based compensation.

Polycom structures a significant portion of the compensation paid to Polycom’s Chief Executive Officer and the three other most highly compensated named executive officers (other than our Chief Executive Officer and our Chief Financial Officer) as performance-based compensation. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. Time-based restricted stock units, for instance, are not qualified under Section 162(m).

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Polycom does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, Polycom has amended the severance arrangements described above and structured its equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation

Polycom accounts for stock-based awards in accordance with the requirements of FAS 123(R).

Compensation Committee Report

The Compensation Committee oversees Polycom’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Betsy S. Atkins (Chair)
David G. DeWalt
William A. Owens

2008 Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert C. Hagerty	2008	643,750	—	1,273,143	837,651	193,354	12,037	2,959,935
Chief Executive Officer and President	2007 2006	575,000 516,667	— —	1,391,016 455,042	1,435,859 1,140,693	564,075 662,884	11,500 11,485	3,977,450 2,786,771
Michael R. Kourey	2008	420,733	97,722	722,646	227,238	84,035	12,000	1,564,374
Senior Vice President, Finance and Administration and Chief Financial Officer	2007 2006	399,700 378,200	— —	793,058 273,025	424,759 512,844	274,474 339,662	11,500 11,500	1,903,491 1,515,231
Geno J. Alissi (5)	2008	336,700	38,014	377,878	169,099	150,892	2,000	1,074,583
Senior Vice President and General Manager, Polycom Global Services
Sunil K. Bhalla	2008	385,333	63,504	692,563	220,338	69,260	2,000	1,432,998
Senior Vice President and General Manager, Voice Communications Solutions	2007 2006	364,967 340,267	— —	744,393 240,466	400,425 451,230	162,045 229,171	1,500 1,500	1,673,330 1,262,634
Joseph A. Sigrist	2008	361,167	56,788	310,064	248,620	67,345	2,000	1,045,984
Senior Vice President and General Manager, Video Solutions	2007 2006	341,000 247,500	— 47,854	376,359 149,767	459,376 353,913	194,651 116,820	1,500 1,500	1,372,886 917,354

(1)	For 2008, reflects discretionary bonuses awarded outside of the Performance Bonus Plan for fiscal 2008 performance, although such amounts were paid in fiscal 2009. For 2006, reflects discretionary bonus awarded to Mr. Sigrist for fiscal 2006 performance, although such amount was paid in fiscal 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, 2007 and 2008, in accordance with FAS 123(R), and thus may include amounts for awards granted in and prior to 2008, 2007 and 2006, respectively. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 24, 2009. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
(3)	For 2008, reflects awards under the Performance Bonus Plan. For 2007, reflects awards under the Performance Bonus Plan (except for Mr. Sigrist for the third and fourth quarters of 2007, which reflects awards under the Management Bonus Plan). For 2006, reflects (i) amounts under the Performance Bonus Plan for Mr. Hagerty, Mr. Kourey and Mr. Bhalla, and (ii) amounts under the Management Bonus Plan for Mr. Sigrist.
(4)	For 2008, reflects (i) 401(k) matching contributions by Polycom of $2,000 for each named executive officer, (ii) reimbursement by Polycom of tax preparation services of $10,000 for Mr. Hagerty and Mr. Kourey, respectively and (iii) a golf shop gift certificate of $37 (on a grossed up tax basis) for Mr. Hagerty. For 2007, reflects (i) 401(k) matching contributions by Polycom of $1,500 for each named executive officer, and (ii) reimbursement by Polycom of tax preparation services of $10,000 for Mr. Hagerty and Mr. Kourey, respectively. For 2006, reflects (i) 401(k) matching contributions by Polycom of $1,500 for each executive officer, and (ii) reimbursement by Polycom of tax preparation services of $9,985 and $10,000 for Mr. Hagerty and Mr. Kourey, respectively.
(5)	2008 represents the first year that Mr. Alissi is a named executive officer.

Grants of Plan-Based Awards in 2008

The following table presents information concerning each grant of an award made to a named executive officer in fiscal 2008 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards		Grant Date Fair Value of Stock and Option Awards ($) (3)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
R. Hagerty	—		772,500	1,931,250	—	—	—
	02/06/08	(2)	—	—	50,000	125,000	1,164,000
M. Kourey	—		336,586	841,465	—	—	—
	02/05/08	(2)	—	—	20,000	50,000	471,800
G. Alissi	—		235,690	589,225	—	—	—
	02/05/08	(2)	—	—	15,000	37,500	353,850
S. Bhalla	—		269,733	674,333	—	—	—
	02/05/08	(2)	—	—	20,000	50,000	471,800
J. Sigrist	—		252,817	632,043	—	—	—
	02/05/08	(2)	—	—	20,000	50,000	471,800

(1)	Reflects target and maximum target bonus amounts, as calculated using 2008 eligible earned base salary, for fiscal 2008 performance under the Performance Bonus Plan, as described in “Compensation Discussion and Analysis—Total Cash Compensation—Variable Cash Incentive Awards.” There is no threshold payout amount. The actual bonus amounts were determined by the Compensation Committee in February 2009 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2008 Summary Compensation Table.”
(2)	Reflects target and maximum number of standard performance share awards for fiscal 2008 performance granted under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.” There is no threshold payout amount. See “Outstanding Equity Awards at 2008 Fiscal Year-End” and “Potential Payments Upon Termination or Change of Control—Termination or Change of Control Arrangements” for a further description of certain terms, including vesting schedules, relating to these awards. The actual number of shares was determined by the Compensation Committee in February 2009 to be zero.
(3)	Reflects the grant date fair value of each equity award computed in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 24, 2009. These amounts do not correspond to the actual value that was realized by the named executive officers as these awards were forfeited based upon the failure to attain the applicable performance criteria. We ultimately did not record any stock-based compensation associated with these awards.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table presents information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of the end of fiscal 2008.

Name	Grant Date (1)	Option Awards					Stock Awards (2)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock That Have Not Vested ($) (3)
		Exercisable		Unexercisable
R. Hagerty	07/23/99	245,302		—	17.47	07/22/09
	07/23/99	4,698		—	17.47	07/22/09
	07/31/03	139,412		—	16.70	07/30/10
	07/31/03	5,988		—	16.70	07/30/10
	08/11/04	5,633		—	17.75	08/10/11
	08/11/04	194,367		—	17.75	08/10/11
	08/02/05	166,666		33,334	16.80	08/02/12
	02/21/07	70,583		83,417	34.19	02/21/14
	02/24/06	—		—	—	—	32,075	(4)	433,333	—		—
	02/21/07	—		—	—	—	49,050	(4)	662,666	—		—
	02/21/07	—		—	—	—	8,333	(5)	112,579	8,334	(5)	112,592

M. Kourey	09/11/00	3,990		—	50.13	09/10/10
	09/11/00	46,010		—	50.13	09/10/10
	07/31/03	5,988		—	16.70	07/30/10
	07/31/03	76,154		—	16.70	07/30/10
	08/11/04	5,633		—	17.75	08/10/11
	08/11/04	79,367		—	17.75	08/10/11
	08/02/05	66,666		13,334	16.80	08/02/12
	02/21/07	13,750		16,250	34.19	02/21/14
	02/24/06	—		—	—	—	19,245	(4)	260,000	—		—
	02/21/07	—		—	—	—	22,072	(4)	298,193	—		—
	02/21/07	—		—	—	—	6,666	(5)	90,058	6,668	(5)	90,085

G. Alissi	02/04/04	10,000		—	22.30	02/03/11
	08/02/05	4,166		8,334	16.80	08/02/12
	02/21/07	13,750		16,250	34.19	02/21/14
	02/24/06	—		—	—	—	14,125	(4)	190,829	—		—
	02/21/07	—		—	—	—	14,160	(4)	191,302	—		—
	02/21/07	—		—	—	—	1,666	(5)	22,508	1,668	(5)	22,535

S. Bhalla	02/14/00	11,688		—	34.20	02/13/10
	02/14/00	138,312		—	34.20	02/13/10
	07/25/00	50,000	(6)	—	48.50	07/24/10
	07/31/03	5,988		—	16.70	07/30/10
	07/31/03	14,325		—	16.70	07/30/10
	08/02/05	46,666		13,334	16.80	08/02/12
	02/21/07	13,750		16,250	34.19	02/21/14
	02/24/06	—		—	—	—	16,950	(4)	228,995	—		—
	02/21/07	—		—	—	—	21,240	(4)	286,952	—		—
	02/21/07	—		—	—	—	6,666	(5)	90,058	6,668	(5)	90,085

J. Sigrist	04/03/06	40,000		40,000	21.05	04/03/13
	02/21/07	13,750		16,250	34.19	02/21/14
	04/03/06	—		—	—	—	11,300	(4)	152,663	—		—
	02/21/07	—		—	—	—	14,160	(4)	191,302	—		—

(1)

Reflects options granted under the 2004 Equity Incentive Plan and 1996 Stock Incentive Plan. Unless otherwise indicated below, all options granted to named executive officers vest over a four-year period, at a rate of 25% upon the first anniversary of the date of grant and then at a rate of 1/48th per month thereafter.

(2)	Reflects performance share awards under the 2004 Equity Incentive Plan, as described in “Compensation Discussion and Analysis—Long Term, Equity-Based Incentive Awards.”
(3)	Market value of shares or units of stock that have not vested or that have not yet been earned is computed by multiplying (i) $13.51, the closing price on the NASDAQ Global Select Market of Polycom common stock on December 31, 2008, the last business day of fiscal 2008, by (ii) the number of shares or units of stock.
(4)	All standard performance share awards granted to named executive officers vest over a three-year period, at a rate of 50% upon the second anniversary of the date of grant and then 50% upon the third anniversary of the date of grant.
(5)	All revenue growth performance share awards granted to named executive officers are subject to three successive, one-year performance periods which began on January 1, 2007 and continue through 2009. During each performance period, a pro-rata portion of these performance shares may become eligible to vest based on the achievement of annual revenue growth targets during the applicable period.
(6)	This option vested over a four year period, at a rate of 25% upon February 14, 2001 and then at a rate of 1/48th per month thereafter.

2008 Option Exercises and Stock Vested

The following table presents information concerning each exercise of stock options and each vesting of stock during fiscal 2008 for each of the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert C. Hagerty	391,490	1,270,073	40,408	892,509
Michael R. Kourey	250,000	469,606	25,911	572,612
Geno J. Alissi	34,377	281,966	15,791	348,417
Sunil K. Bhalla	50,000	410,852	23,616	522,030
Joseph A. Sigrist	—	—	11,300	273,008

(1)	Reflects the difference between the market price of Polycom common stock at the time of exercise on the exercise date and the exercise price of the option.
(2)	Reflects the market price of Polycom common stock on the vesting date.

Potential Payments Upon Termination or Change of Control

Termination or Change of Control Arrangements

2004 Equity Incentive Plan

Certain equity awards, including options to purchase shares of Polycom common stock, performance shares and restricted stock, held by the named executive officers and Polycom’s non-employee directors were granted under the 2004 Equity Incentive Plan. In the event of a change in control of Polycom, the successor corporation must assume the award, substitute an equivalent award, convert the award into an award to purchase the consideration received by the stockholders of Polycom or cancel the award after payment to the holder of the fair market value of the shares subject to the award, less the exercise price (if any). If there is no assumption, substitution, conversion or payment, such award will become fully vested and exercisable prior to the change in control.

In the event that the officer is terminated by Polycom for any reason other than cause or if such officer terminates for good reason within the 12 months following a change in control, each such officer’s awards will become fully vested and exercisable. In the event that a non-employee director is not asked to be a member of the board of directors of the successor corporation following a change in control, each such director’s awards will become fully vested and exercisable.

1996 Stock Incentive Plan

Certain options to purchase shares of Polycom common stock held by the named executive officers and Polycom’s non-employee directors were granted under the 1996 Stock Incentive Plan. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. In connection with a change in control of Polycom other than by merger or asset sale, the plan administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction.

In addition, the shares subject to each automatic option grant to non-employee directors immediately vest in full upon an acquisition of Polycom by merger or asset sale, the successful completion of a tender offer for more than 50% of Polycom’s outstanding voting stock, or a change in the majority of the Board effected through one or more proxy contests for Board membership.

Amended Severance Agreement between Polycom and Robert C. Hagerty

In December 2008, Polycom entered into an Amended Severance Agreement with Robert C. Hagerty, Polycom’s Chairman of the Board, President and Chief Executive Officer. The Amended Severance Agreement amended and restated Mr. Hagerty’s prior severance agreement with Polycom.

In the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, Mr. Hagerty will receive:

•	Severance pay equal to his annual base salary and target bonus for a period of two years;

•

One year in which to exercise certain outstanding stock option grants and any stock options granted after the effective date of the Severance Agreement (to the extent exercisable on the date of termination); and

•

Continued coverage of employee benefits for up to one year from the date of termination or until he begins receiving comparable benefits from another employer, but only if Mr. Hagerty elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

However, if Mr. Hagerty’s termination of employment would qualify him for payments and benefits under his Amended Change of Control Severance Agreement, Mr. Hagerty will not receive any benefits under this Severance Agreement. Instead, Mr. Hagerty will receive the payments and benefits to which he is entitled under his Change of Control Severance Agreement. See “Amended Change of Control Severance Agreements” below.

Amended Change of Control Severance Agreements

In December 2008, Polycom entered into Amended Change of Control Severance Agreements with certain of its senior executive officers, including the named executive officers. The Amended Change of Control Severance Agreements amended and restated the senior executive officers’ prior change of control severance agreements with Polycom.

Under the terms of the Amended Change of Control Severance Agreements, each senior executive officer is obligated to remain with Polycom for six months following a Change of Control, subject to certain limitations. If, within twelve (12) months of a Change of Control (or within twenty-four months of a Change of Control for Mr. Hagerty and Mr. Kourey), an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive:

•	A lump-sum payment equal to 100% of annual base salary and target bonus (for Mr. Hagerty and Mr. Kourey, the payment is equal to 200% of annual base salary and target bonus);

•

Continued coverage of employee benefits until the earlier of one year from the date of termination (for Mr. Hagerty and Mr. Kourey, coverage of such benefits extends until twenty-four (24) months from termination) or when he or she begins receiving comparable benefits from another employer;

•	Full vesting of, and the immediate right to exercise, such executive officer’s stock options;

•

Full vesting of performance shares subject to such executive officer’s performance share awards, if any, and the payment of such vested performance shares as soon as practicable following such executive officer’s date of termination; and

•

Full vesting of, and the immediate right to exercise, any other outstanding awards that may be issued under the Polycom’s stock plans in addition to stock options and performance shares, as well as the lapsing of any restrictions on such awards and the determination that all performance goals or other vesting criteria related to such awards have been achieved at target levels and that all other terms and conditions of such awards have been satisfied.

If such executive officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under Polycom’s then-existing severance or benefit plans or pursuant to any other written agreement.

Post-Termination Exercise Arrangements between Polycom and its Senior Executive Officers

In July 2003, the Compensation Committee of the Board of Directors approved for Polycom’s senior executive officers reporting under Section 16 of the Exchange Act, that in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement, such officers would have a twelve-month period in which to exercise stock options that are outstanding on the date of termination (to the extent exercisable on the date of termination.)

In the event of such officers’ involuntary termination without cause or voluntary termination for good reason, this twelve-month exercise period applies to:

•

Stock options outstanding as of the date of approval of this arrangement by the Compensation Committee which also have exercise prices above the fair market value of Polycom’s common stock on that date; and

•	Stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

In the event of such officers’ retirement, this twelve-month exercise period applies only to stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

Definitions of “Change of Control” and “Good Reason”

As defined in the Amended Change of Control Severance Agreements, a “Change of Control” means:

•	The acquisition by any person of 50% or more of the total voting power of Polycom’s then outstanding voting securities;

•

A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office at the time of such nomination;

•

The consummation of a merger or consolidation involving Polycom where the outstanding securities of Polycom immediately prior to the merger or consolidation no longer represent at least 60% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	The consummation of the sale or disposition of all or substantially all of Polycom’s assets.

With respect to the 1996 Stock Incentive Plan and 2004 Equity Incentive Plan, “good reason” generally means without the employee’s written consent:

•	The employee being assigned by Polycom to duties that are substantially inconsistent with the employee being a senior executive of Polycom;

•	The Employee’s principal work location being moved more than 35 miles;

•	Polycom reducing the employee’s base salary by more than 10% (unless the base salaries of substantially all other senior executives of Polycom are similarly reduced); or

•

Polycom reducing the kind or level of benefits (not including base salary, target bonus or equity compensation) for which the employee is eligible (unless the level of benefits available to substantially all other senior executives of Polycom is similarly reduced).

With respect to the Amended Severance Agreement between Polycom and Mr. Hagerty and the Amended Change of Control Severance Agreements between Polycom and certain of its senior executive officers, “good reason” means without the employee’s written consent:

•

A material reduction of the employee’s duties, authority or responsibilities, relative to the employee’s duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to the employee of such reduced duties, authority or responsibilities;

•	A substantial reduction of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction;

•	A reduction by Polycom in the base compensation or target annual bonus opportunity of the employee as in effect immediately prior to such reduction;

•

A material reduction by Polycom in the kind or level of benefits to which the employee was entitled immediately prior to such reduction with the result that such employee’s overall benefits package is significantly reduced; or

•	The relocation of the employee to a facility or a location more than thirty-five (35) miles from such employee’s then present location.

In addition, for purposes of the Amended Change of Control Severance Agreements only, (i) a material reduction in the employee’s title, relative to the employee’s title as in effect immediately prior to such reduction, or the assignment to the employee of such reduced title, will constitute good reason, and (ii) except for Mr. Hagerty, a reduction in duties, title, authority or responsibilities solely by virtue of Polycom being acquired and made part of a larger entity shall not by itself constitute grounds for a voluntary termination for good reason.

Estimated Payments Upon Termination or Change in Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2008 (December 31, 2008), and the price per share of Polycom’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($13.51). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Type of Benefit (3)	Potential Payments Upon:
		Involuntary Termination Other Than For Cause		Voluntary Termination for Good Reason
		Prior to Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)	Prior to Change in Control ($) (1)	Within 12 (or 24) Months of Change in Control ($) (2)
Robert C. Hagerty	Cash Severance Payments	2,860,000	2,860,000	2,860,000	2,860,000
	Vesting Acceleration (4)	—	1,321,170	—	1,321,170
	Continued Coverage of Employee Benefits (5)	16,100	32,200	16,100	32,200

	Total Termination Benefits:	2,876,100	4,213,370	2,876,100	4,213,370

				—
Michael R. Kourey	Cash Severance Payments	—	1,538,640	—	1,538,640
	Vesting Acceleration (4)	—	738,335	—	738,335
	Continued Coverage of Employee Benefits (5)	—	39,350	—	39,350

	Total Termination Benefits:	0	2,316,325	0	2,316,325

Geno J. Alissi	Cash Severance Payments	—	580,890	—	580,890
	Vesting Acceleration	—	427,173	—	427,173
	Continued Coverage of Employee Benefits	—	19,049	—	19,049

	Total Termination Benefits:	0	1,027,112	0	1,027,112

Sunil K. Bhalla	Cash Severance Payments	—	666,400	—	666,400
	Vesting Acceleration (4)	—	696,089	—	696,089
	Continued Coverage of Employee Benefits (5)	—	19,646	—	19,646

	Total Termination Benefits:	0	1,382,135	0	1,382,135

Joseph A. Sigrist	Cash Severance Payments	—	626,450	—	626,450
	Vesting Acceleration (4)	—	343,965	—	343,965
	Continued Coverage of Employee Benefits (5)	—	19,646	—	19,646

	Total Termination Benefits:	0	990,061	0	990,061

(1)	Reflects the terms of the Amended Severance Agreement between Polycom and Mr. Hagerty described above; however, does not reflect a dollar value associated with any extension of Mr. Hagerty’s post-termination exercise period for equity awards as described above.

(2)	Reflects the terms of the 2004 Equity Incentive Plan, 1996 Stock Incentive Plan and Amended Change of Control Severance Agreements described above. Does not reflect any dollar value associated with the Post-Termination Exercise Arrangements between Polycom and its senior executive officers described above. Executive officers are obligated to remain with Polycom for six months following the change of control, subject to certain limitations. For Mr. Hagerty and Mr. Kourey, the triggering termination may occur within 24 months of the change of control.
(3)	Reflects the terms of the (i) Amended Severance Agreement between Polycom and Mr. Hagerty and (ii) the Amended Change of Control Severance Agreements between Polycom and the executive officer.
(4)	Reflects the aggregate market value of unvested option grants with exercise prices less than or equal to $13.51 (“in-the-money options”) and performance share awards. For unvested in-the-money option grants, aggregate market value is computed by multiplying (i) the number of shares underlying unvested in-the-money options at December 31, 2008, by (ii) the difference between $13.51 and the exercise price of such in-the-money option. Does not reflect any market value for options with exercise prices in excess of $13.51. For performance share awards, aggregate market value is computed by multiplying (i) the number of unvested shares at December 31, 2008, by (ii) $13.51.
(5)	Assumes continued coverage of employee benefits at the amounts paid by Polycom for fiscal 2008 for health, dental, vision, long-term disability and life insurance coverage.

Compensation of Directors

Compensation for Fiscal 2008

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2008 board service. Mr. Hagerty and Mr. Kourey, who are our employees, do not receive additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2) (3)	Option Awards ($) (1) (2) (3)	All Other Compensation (4)	Total ($)
Betsy S. Atkins	82,000	243,500	—	15,000	340,500
David G. DeWalt	82,000	243,500	63,376	15,000	403,876
Durk I. Jager	35,000	—	—	15,000	50,000
John A. Kelley, Jr.	80,000	243,500	—	15,000	338,500
Kevin J. Kennedy	45,000	243,500	—	—	288,500
D. Scott Mercer	70,000	353,163	—	—	423,163
William A. Owens	80,000	243,500	69,452	15,000	407,952
Kevin T. Parker	82,000	243,500	47,219	15,000	387,719

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2008, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2008. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 24, 2009. These amounts do not correspond to the actual value that will be recognized by the directors.
(2)	In fiscal 2008, each of our non-employee directors, other than Mr. Jager, who did not stand for re-election at the 2008 annual meeting of stockholders, received an award of 10,000 shares of restricted stock on May 27, 2008, with a grant date fair value of $243,500.

(3)	As of December 31, 2008, the aggregate number of shares underlying stock awards and options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Betsy S. Atkins	5,000	—
David G. DeWalt	5,000	85,000
Durk I. Jager	—	—
John A. Kelley, Jr.	5,000	130,000
Kevin J. Kennedy	5,000	—
D. Scott Mercer	5,000	—
William A. Owens	5,000	85,000
Kevin T. Parker	5,000	32,084

(4)	Reflects reimbursement of the preparation, filing and other related fees, interest and penalties associated with the filing of amended 2007 federal and state tax returns.

Standard Director Compensation Arrangements

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our board of directors. The Corporate Governance and Nominating Committee of the Board of Directors conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Corporate Governance and Nominating Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by Radford, a compensation consulting firm, and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2004 Equity Incentive Plan. Any change in director compensation is approved by the Board of Directors. Other than the change of the annual equity grant to non-employee directors upon their re-election to the Board of Directors at the annual meeting of stockholders from a grant of 10,000 shares of restricted stock to a grant of 10,000 restricted stock units, as described further below, no changes were made to non-employee director compensation for fiscal 2009.

Cash Compensation

Non-employee directors receive annual cash fees for service on the board of directors and its various committees. The following table provides information regarding the amount of annual cash fees.

Position	Fees ($)
Member of the Board of Directors	45,000
Lead Independent Director	30,000
Audit Committee:
Chairman	35,000
Member	20,000
Compensation Committee:
Chairman	25,000
Member	15,000
Corporate Governance and Nominating Committee:
Chairman	20,000
Member	10,000
Strategic Matters Committee:
Chairman	— (	1)
Member	— (	1)

(1)	Directors receive a fee of $1,000 for attendance at each in-person or telephonic meeting of the Strategic Matters Committee.

Equity Compensation

Effective as of the 2009 Annual Meeting, each of our non-employee directors will receive a grant of 10,000 restricted stock units (which in prior years were granted as shares of restricted stock) on the date of each annual meeting of stockholders, provided that the non-employee director is re-elected at the annual meeting, which restricted stock units will vest in four equal quarterly installments over one year. In addition, upon joining the Board of Directors, a non-employee director will receive a pro rata portion of the annual 10,000 restricted stock unit grant, to be prorated based upon the number of months to be served by such director until our next Annual Meeting of Stockholders and to vest in accordance with the same vesting schedule as the annual director grants. The restricted stock unit agreement for grants to non-employee directors also contains a voluntary termination provision that provides that in the event a director voluntarily terminates his or her service from the Board not less than six months after the grant date of such award, then such restricted stock unit award will fully vest on the date of the director’s termination from service. These equity awards will be granted pursuant to our 2004 Equity Incentive Plan.

See “Potential Payments Upon Termination or Change In Control—2004 Equity Incentive Plan” and “Potential Payments Upon Termination or Change In Control—1996 Stock Incentive Plan” above for a description of potential acceleration of non-employee directors’ equity awards upon a change in control of Polycom.

Director Stock Ownership Guidelines

In November 2007, upon the recommendation of the Corporate Governance and Nominating Committee, the Board implemented stock ownership guidelines for Polycom’s non-employee directors. Pursuant to such guidelines, each non-employee director will be required to hold Polycom stock in an amount equal to three times the amount of the annual cash Board retainer of $45,000, or $135,000, with a timeline of five years for each non-employee director to meet such ownership guidelines or, as appropriate, five years from the date that a new non-employee director is appointed to the Board.

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or Committee meetings and for participating in Board-related activities paid or reimbursed by Polycom.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under Polycom’s equity compensation plans as of December 31, 2008.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
Equity compensation plans approved by security holders (1)	10,538,305	(2)	$25.37	(3)	9,020,164	(4)
Equity compensation plans not approved by security holders	35,565	(5)	$15.03		—

Total	10,573,870				9,020,164

(1)	Includes 165,440 shares available to be issued upon exercise of outstanding options with a weighted-average exercise price of $24.10 related to equity compensation plans assumed in connection with previous business mergers and acquisitions. Does not include the 3,600,000 shares of Common Stock that will be reserved for issuance under the 2004 Equity Incentive Plan if Proposal Two is approved.
(2)	Includes 1,090,807 shares that may be issued under performance share awards and restricted stock awards at December 31, 2008.
(3)	Excludes 1,090,807 shares that may be issued under performance share awards and restricted stock awards as such awards are issuable for no consideration.
(4)	Includes 3,641,969 shares available for future issuance under the Employee Stock Purchase Plan.
(5)	Corresponds to Polycom’s 2001 Nonstatutory Stock Option Plan, which was not subject to stockholder approval. In 2001, the Board of Directors reserved 750,000 shares of Common Stock under the 2001 Nonstatutory Stock Option Plan for issuance of nonqualified stock options to employees of acquired companies and foreign-based employees ineligible for incentive stock options. Under the terms of the 2001 Nonstatutory Stock Option Plan, options were granted at prices not lower than fair market value at date of grant as determined by the Board of Directors. Generally, options granted under the 2001 Nonstatutory Stock Option Plan expire seven years from the date of grant and are only exercisable upon vesting. Options granted under the 2001 Nonstatutory Stock Option Plan generally vest over a four-year period at the rate of one-fourth of the shares subject to the option vesting at the end of one year from the date of grant and 1/48th vesting each month thereafter. Upon cessation of service to Polycom, the optionee will generally have a limited period of time in which to exercise his or her outstanding options that are vested at that time; however, in the event of an optionee’s death or disability, the optionee or designated beneficiary will generally have 12 months to exercise vested outstanding options. In the event that Polycom is acquired by merger or asset sale, the vesting of each outstanding option under the 2001 Nonstatutory Stock Option Plan that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. The Board of Directors terminated the 2001 Nonstatutory Stock Option Plan in February 2005, and no further options will be granted thereunder.

As of March 31, 2009, there were 9,089,228 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $25.24, and with a weighted average remaining life of 3.4 years. In addition, as of March 31, 2009, there were a total of 1,976,875 shares subject to outstanding restricted stock and restricted stock unit awards (including performance shares) that remain subject to vesting and/or forfeiture. As of such date, 4,326,662 shares remained available for future issuance under those plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Code of Business Ethics and Conduct and the charter for the Audit Committee of the Board of Directors, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board of Directors. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of Polycom;

•	Any person known to be the beneficial owner of five percent or more of Polycom’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, Polycom’s directors, executive officers and any persons holding more than 10% of the Polycom’s common stock are required to report initial ownership of the Polycom common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and Polycom is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that Polycom received from such persons for their 2008 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2008 fiscal year, Polycom is aware of no late Section 16(a) filings.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Polycom’s common stock, as of March 31, 2009, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Polycom as a group.

5% Stockholders, Directors and Officers (1)	Shares Beneficially Owned (#)(2)	Percentage Beneficially Owned (%)(2)
5% Stockholders:
BlackRock, Inc. (3)	5,307,259	6.33
Barclays Global Investors, NA (4)	5,323,349	6.35
Capital Group International, Inc. (5)	5,830,050	6.96
FMR LLC (6)	5,267,580	6.28

Non-Employee Directors:
Betsy S. Atkins	7,500	*
David G. DeWalt (7)	85,710	*
John A. Kelley, Jr. (8)	146,295	*
D. Scott Mercer	14,975	*
William A. Owens (9)	83,849	*
Kevin T. Parker (10)	48,239	*

Named Executive Officers:
Robert C. Hagerty (11)	1,045,222	1.23
Michael R. Kourey (12)	364,539	*
Geno J. Alissi (13)	53,054	*
Sunil K. Bhalla (14)	316,046	*
Joseph A. Sigrist (15)	85,283	*

All directors and current executive officers as a group (13 persons) (16)	2,336,878	2.72

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588.
(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 2009, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 83,812,833 shares of common stock outstanding on March 31, 2009.
(3)

Includes shares held by the following investment advisors which are subsidiaries of BlackRock, Inc: (i) BlackRock Advisors LLC, (ii) Black Rock Asset Management U.K. Limited (iii) BlackRock Capital Management, Inc., (iv) BlackRock Financial Management, Inc., (v) BlackRock Investment Management, LLC, (vi) BlackRock (Channel Islands) Ltd, (vii) BlackRock Japan Co. Ltd, and (viii) BlackRock Investment Management UK Ltd. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 10, 2009.

(4)	Includes (i) 2,223,966 shares beneficially owned by Barclays Global Investors, NA, (ii) 3,029,913 shares beneficially owned by Barclays Global Fund Advisors, (iii) 56,760 shares beneficially owned by Barclays Global Investors, Ltd. (iv) 7,871 shares beneficially owned by Barclays Global Investors Japan Limited, and (v) 4,839 shares beneficially owned by Barclays Global Investors Australia Limited. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105, the address of Barclays Global Investors, Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH the address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, and the address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 5, 2009.
(5)	The address of Capital Group International, Inc. is 11100 Santa Monica Blvd, Los Angeles, CA 90025. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 12, 2009.
(6)	The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 17, 2009.
(7)	Includes 70,000 shares subject to options that are exercisable within 60 days of March 31, 2009.
(8)	Includes 130,000 shares subject to options that are exercisable within 60 days of March 31, 2009.
(9)	Includes 70,000 shares subject to options that are exercisable within 60 days of March 31, 2009.
(10)	Includes 32,084 shares subject to options that are exercisable within 60 days of March 31, 2009.
(11)	Includes 869,525 shares subject to options that are exercisable within 60 days of March 31, 2009.
(12)	Includes 309,017 shares subject to options that are exercisable within 60 days of March 31, 2009.
(13)	Includes 36,250 shares subject to options that are exercisable within 60 days of March 31, 2009.
(14)	Includes 292,188 shares subject to options that are exercisable within 60 days of March 31, 2009.
(15)	Includes 69,375 shares subject to options that are exercisable within 60 days of March 31, 2009 and 11,300 shares subject to vesting restrictions that lapse within 60 days of March 31, 2009.
(16)	Includes 1,948,757 shares subject to options that are exercisable within 60 days of March 31, 2009 and 11,300 shares subject to vesting restrictions that lapse within 60 days of March 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the integrity of Polycom’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

The management of Polycom is responsible for establishing and maintaining internal controls and for preparing Polycom’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Polycom management and with PricewaterhouseCoopers LLP, Polycom’s independent registered public accounting firm;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board;

•

Discussed with Polycom management, Polycom Internal Audit, and PricewaterhouseCoopers LLP the evaluation of Polycom’s internal controls and the audit of the effectiveness of Polycom’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•

Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the United States Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Kevin T. Parker (Chairman)

John A. Kelley, Jr.

D. Scott Mercer

OTHER MATTERS

Polycom knows of no other matters to be submitted at the 2009 Annual Meeting. If any other matters properly come before the 2009 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares be represented at the 2009 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Pleasanton, California

April 23, 2009

APPENDIX A

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

(May 27, 2009 Restatement)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan was effective as of June 2, 2004 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company. This amended and restated Plan is effective as of May 27, 2009, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

2.3 “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.7 “Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.8 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

2.9 “Director” means any individual who is a member of the Board of Directors of the Company.

2.10 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.11 “Earnings Per Share” means as to any Performance Period, the Company’s Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.12 “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3, nor (ii) transfer or other disposition permitted under Section 12.7.

2.14 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.15 “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.16 “Fiscal Year” means the fiscal year of the Company.

2.17 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.18 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.19 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Subsidiary.

2.20 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.21 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.22 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.23 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Earnings Per Share, (b) Profit After Tax, (c) Return on Equity, (d) Revenue, and (e) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a business unit of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.24 “Performance Period” means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.

2.25 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.26 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.27 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.28 “Plan” means the Polycom, Inc. 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.29 “Profit After Tax” means as to any Performance Period, the Company’s income after taxes, determined in accordance with generally accepted accounting principles.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.31 “Restricted Stock Unit or RSU” means an Award granted to a Participant pursuant to Section 10.

2.32 “Retirement” means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.33 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Profit After Tax divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.34 “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

2.35 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.36 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.37 “Shares” means the shares of common stock of the Company.

2.38 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.39 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.40 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

2.41 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company. Notwithstanding any contrary provision of the Plan, if the Company’s stockholders approve the option exchange program described in the proxy statement with respect to the Company’s 2009 Annual Meeting of Stockholders under which outstanding Options may be surrendered or cancelled (and therefore made available for future grant under Section 4.2) in exchange for a lesser number of Awards (the “Exchange”), the Committee may, in its sole discretion, commence the Exchange within twelve (12) months after the date of such Annual Meeting.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to a Nonemployee Director. Notwithstanding the foregoing, with respect to

Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall equal the sum of (a) 16,100,000, (b) the number of Shares (not to exceed 2,700,000) that remain available for grant under the Company’s 1996 Stock Incentive Plan as of June 2, 2004, and (c) any Shares (not to exceed 11,991,366) that otherwise would have been returned to the 1996 Stock Incentive Plan after June 1, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1996 Stock Incentive Plan. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, 10.1 and 11.2. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.4 Full Value Awards. Beginning on May 27, 2009, grants of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units under the Plan shall count against the numerical limits in Section 4.1 of the Plan as 1.5 Shares for every one Share subject thereto, excluding any Awards granted pursuant to the Exchange. Awards granted pursuant to the Exchange shall count against the numerical limits in Section 4.1 of the Plan as one Share for every one Share subject thereto. Also, beginning on May 27, 2009, if Shares acquired pursuant to Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units are forfeited to the Company and otherwise would return to the Plan pursuant to Section 4.2 of the Plan, 1.5 times the number of Shares so forfeited shall become available for issuance.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 750,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of ten (10) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death. With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date.

5.4.3 Committee Discretion. Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in

Section 5.4.3(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A of the Code to the extent applicable.

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options .

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only. Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 750,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 750,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 375,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

PERFORMANCE UNITS

8.1 Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion.

The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $3,000,000.

8.2 Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit.

8.5 Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares. Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 375,000

Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).

9.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5 Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.

9.6 Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 10

RESTRICTED STOCK UNITS

10.1 Grant of RSUs. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 375,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 375,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).

10.2 Value of RSUs. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.3 RSU Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4 Earning of RSUs. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition for such Restricted Stock Unit.

10.5 Form and Timing of Payment of RSUs. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

10.6 Cancellation of RSUs. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 11

NONEMPLOYEE DIRECTOR AWARDS

11.1 General. Nonemployee Directors will be entitled to receive all types of Awards under this Plan, including discretionary Awards not covered under this Section 11. All grants of Restricted Stock Units to Nonemployee Directors pursuant to this Section 11 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

11.2 Awards.

11.2.1 Initial Grants.

(a) Each Nonemployee Director who first becomes a Nonemployee Director on or after November 7, 2007, but prior to the 2009 Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, the number of Shares of Restricted Stock determined by multiplying (A) 10,000 by (B) the percentage determined by dividing (i) the number of calendar months that remain in the one-year period commencing on the date of the last Annual Meeting of the Company’s Stockholders immediately preceding the date the individual is first appointed or elected as a Nonemployee Director, including the month in which the individual is so appointed or elected, by (ii) 12, rounded down to the nearest whole Share.

(b) Each Nonemployee Director who first becomes a Nonemployee Director on or after the 2009 Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, the number of Restricted Stock Units determined by multiplying (A) 10,000 by (B) the percentage determined by dividing (i) the number of calendar months that remain in the one-year period commencing on the date of the last Annual Meeting of the Company’s Stockholders immediately preceding the date the individual is first appointed or elected as a Nonemployee Director, including the month in which the individual is so appointed or elected, by (ii) 12, rounded down to the nearest whole Restricted Stock Unit.

11.2.2 Ongoing Grants. Each Nonemployee Director who is reelected as such at an Annual Meeting of the Company’s Stockholders, automatically shall receive, as of the date of such Annual Meeting, 10,000 Restricted Stock Units.

11.3 Terms of Restricted Stock and Restricted Stock Unit Awards.

11.3.1 Award Agreement. Each Award of Restricted Stock and Restricted Stock Units granted pursuant to this Section 11 shall be evidenced by a written Award Agreement between the Participant and the Company.

11.3.2 Vesting Schedule/Period of Restriction. Each Award of Restricted Stock granted pursuant to Section 11.2.1(a) and each Award of Restricted Stock Units granted pursuant to Sections 11.2.1(b) and 11.2.2 shall vest at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Except as otherwise determined by the Committee in its sole discretion and set forth in the Award Agreement, once a Participant ceases to be a Director, the Restricted Stock for which restrictions have not lapsed and the Shares subject to Restricted Stock Units that have not vested shall revert to the Company and again shall become available for grant under the Plan.

11.3.3 Other Terms. All provisions of the Plan not inconsistent with this Section 11 shall apply to Awards of Restricted Stock and Restricted Stock Units granted to Nonemployee Directors.

11.4 Elections by Nonemployee Directors. Pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Awards. The number of Shares subject to Awards received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Committee for elections under this Section 11.4 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “non-employee director” under Rule 16b-3. Unless otherwise determined by the Committee, the elections permitted under this Section 11.4 shall comply with Section 409A of the Code.

SECTION 12

MISCELLANEOUS

12.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.

12.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service. Employment with the Company and its Subsidiaries is on an at-will basis only.

12.3 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

12.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

12.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 12.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

12.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 13

AMENDMENT, TERMINATION, AND DURATION

13.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

13.2 Duration of the Plan. The Plan shall be effective as of June 2, 2004, and subject to Section 13.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after June 2, 2014.

SECTION 14

TAX WITHHOLDING

14.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

14.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 15

LEGAL CONSTRUCTION

15.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

15.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX A TO 2004 EQUITY INCENTIVE PLAN

Terms and Conditions for French Option Grants

The following terms and conditions will apply in the case of Option grants to French residents and to those individuals who are otherwise subject to the laws of France who satisfy the eligibility requirements of Section 2 below.

SECTION 1

DEFINITIONS

As used in this Appendix A, the following definitions will apply:

1.1 “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and French corporate, securities, labor and tax laws.

1.2 “Employee” means (i) any person employed by the Company or a Subsidiary in a salaried position within the meaning Applicable Laws, who does not own more than 10% of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, and who is a resident of the Republic of France or (ii) any person employed by the Company or a Subsidiary who is a resident of the Republic of France for tax purposes or who performs his or her duties in France and is subject to French income social security contributions on his or her remuneration.

1.3 “Fair Market Value” means, as of any date, the dollar value of Common Stock determined as follows:

1.3.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the Nasdaq Stock Market, its Fair Market Value will be the average quotation price for the last 20 days preceding the date of determination for such Common Stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Committee deems reliable;

1.3.2 If the Common Stock is quoted on the Nasdaq Stock market (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock for the last 20 days preceding the date of determination; or

1.3.3 In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Committee.

1.4 “Subsidiary” means any participating subsidiary of the Company located in the Republic of France and that falls within the definition of “subsidiary” within the meaning of Section L. 225-180 paragraph 1 of the French commercial code.

1.5 “Termination of Service” means if the Participant is an Employee, the last day of any statutory or contractual notice period whether worked or not (provided, only the employer, and not the Participant, may decide whether the Participant works during the notice period) and irrespective of whether the termination of the employment agreement is due to resignation or dismissal of the Employee for any reason whatsoever; if the Participant is a corporate officer as defined in Section 2 of this Appendix A, Termination of Service means the date on which he or she effectively leaves his or her position as a corporate officer for any reason whatsoever.

SECTION 2

ELIGIBILITY

2.1 Eligibility. Options granted pursuant to this Appendix A may be granted only to Employees, the Président du conseil d’administration, the membres du directoire, the Directeur général, the directeurs généraux délégués, the Gérant of a company with capital divided by shares; provided, however, that the administrateurs and the membres du conseil de surveillance who are also Employees of the Subsidiary in accordance with a valid employment agreement pursuant to Applicable Laws may be granted Options hereunder. For the purpose of this Appendix A, when applicable, the rules set forth for an Employee will be applicable to the aforementioned corporate officers.

SECTION 3

STOCK SUBJECT TO THE PLAN

3.1 Stock Subject to the Plan. The total number of Options outstanding which may be exercised for newly issued Shares may at no time exceed that number equal to one-third of the Company’s voting stock, whether preferred stock of the Company or Common Stock. If any Optioned Stock is to consist of reacquired Shares, such Optioned Stock must be purchased by the Company, in the limit of 10% of its share capital, prior to the date of the grant of the corresponding new Option and must be reserved and set aside for such purposes. In addition, the new Option must be granted within one (1) year of the acquisition of the Shares underlying such new Option.

SECTION 4

LIMITATIONS

4.1 Limitations Upon Granting of Options.

4.1.1 Declaration of Dividend; Capital Increase. To the extent applicable to the Company, Options cannot be granted during the 20 trading days from (i) the date the Common Stock is trading on an ex-dividend basis or (ii) a capital increase.

4.1.2 Non-Public Information. To the extent applicable to the Company, the Company will not grant Options during the closed periods required under Section L 225-177 of the French Commercial Code. As a result, notwithstanding any other provision of the Plan, Options cannot be granted:

(a) during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

(b) during the period between the date on which the Company’s governing bodies (i.e., the Committee) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

4.1.3 Right to Employment. Neither the Plan nor any Option will confer upon any Participant any right with respect to continuing the Participant’s employment relationship with the Company or any Subsidiary.

SECTION 5

EXERCISE PRICE

5.1 Exercise Price. The exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Committee upon the date of grant of the Option and stated in the Award Agreement, but in no event will be lower than the higher of (i) eighty percent (80%) of the Fair Market Value on the date the Option is granted or of the average purchase price of these Shares by the Company, or (ii) the exercise price as determined under Section 5.3 of the Plan. The exercise price cannot be modified while the Option is outstanding, except as required by Applicable Laws.

SECTION 6

TERM OF OPTION

6.1 Term of Option. The term of each Option will be as stated in the Award Agreement; provided, however, that the maximum term of an Option will not exceed ten (10) years from the date of grant of the Option.

SECTION 7

EXERCISE OF OPTION; RESTRICTION ON SALE

7.1 Exercise of Option; Restriction on Sale.

7.1.1 Except as otherwise explicitly set forth in the Award Agreement, Options granted hereunder may be not be exercised within one (1) year of the date the Option is granted (the “Initial Exercise Date”) whether or not the Option has vested prior to such time; provided, however, that the Initial Exercise Date will be automatically adjusted to conform with any changes under Applicable Laws so that the length of time from the date of grant to the Initial Exercise Date when added to the length of time in which Shares may not be disposed of after the Initial Exercise Date as provided in Section 7.1.2 below, will allow for favorable tax and social security treatment under Applicable Laws. Thereafter, Options may be exercised to the extent they have vested. Options granted hereunder will vest as the Committee determines, subject to Section 5.5 of the Plan.

7.1.2 The Shares subject to an Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three (3) years from the Initial Exercise Date, except for any events provided for in Article 91 ter of Annex II to the French tax code; provided, however, that the duration of this restriction on sale will be automatically adjusted to conform with any changes to the holding period required for favorable tax and social security treatment under Applicable Laws to the extent permitted under Applicable Laws.

7.1.3 Death of Participant. In the event of the death of an Participant while an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death.

SECTION 8

NON-TRANSFERABILITY OF OPTIONS

8.1 Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

SECTION 9

CHANGES IN CAPITALIZATION

9.1 Changes in Capitalization. If any adjustment provided for in Section 4.3 of the Plan to the exercise price and the number of shares of Common Stock covered by outstanding Options would violate Applicable Laws in such a way to jeopardize the favorable tax and social security treatment of this Plan together with this Appendix A and the Options granted thereunder, then no such adjustment will be made prior to the exercise of any such outstanding Option.

SECTION 10

INFORMATION STATEMENTS TO PARTICIPANTS

10.1 Information Statements to Participants. The Company or its French Parent or Subsidiary, as required under Applicable Laws, will provide to each Participant, with copies to the appropriate governmental entities, such statements of information as required by the Applicable Laws.

SECTION 11

AMENDMENT OR TERMINATION OF PLAN

11.1 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Any favorable amendments or alterations are automatically deemed to be approved by Participant. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

SECTION 12

REPORTS TO SHAREHOLDERS

12.1 Reporting to the Shareholders’ Meeting. The Subsidiary of the Company, if required under Applicable Laws, will provide its shareholders with an annual report with respect to Options granted and/or exercised by its Employees in the financial year.

APPENDIX B

POLYCOM, INC. 1996 STOCK INCENTIVE PLAN

(AS AMENDED THROUGH MAY 27, 20091)

The following constitute the provisions of the 1996 Stock Incentive Plan (herein called the “Plan”) of Polycom, Inc. (herein called the “Corporation”).

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 1996 Stock Incentive Plan is intended to promote the interests of Polycom, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into three (3) separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

(iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

B. The Discretionary Option Grant and Stock Issuance Programs became effective immediately upon the Plan Effective Date, and the Automatic Option Grant Program became effective upon the Underwriting Date.

C. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. Prior to the Section 12(g) Registration Date, the Discretionary Option Grant and Stock Issuance Programs were administered by the Board. Beginning with the Section 12(g) Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are also Employees.

[1]	This amended and restated Plan is effective as of May 27, 2009, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (iii) those individuals who continue to serve as non-employee Board members through one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary) or has otherwise received a prior stock option grant from the Corporation. A non-employee Board member who first joins the Board after the Underwriting Date shall not be eligible to receive an initial option grant under the Automatic Option Grant Program if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary). Non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have previously received a stock option grant from the Corporation shall, however, be eligible to receive one or more annual option grants under the Automatic Option Grant Program over their period of continued Board service.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed approximately 23,150,000 shares.

B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 600,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

C. No more than ten percent (10%) of the maximum number of shares which may be issued under the Plan may be issued pursuant to the Stock Issuance Program.

D. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

E. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.	EXERCISE PRICE.

(i) The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(iii) cash or check made payable to the Corporation,

(iv) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(v) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.	EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of seven (7) years measured from the option grant date.

C.	EFFECT OF TERMINATION OF SERVICE.

(i) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(1) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(2) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

(3) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(4) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

(ii) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(1) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the option term, and/or

(2) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.	STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.	REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.	LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, Non-Statutory Options may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members; provided, however, that unless the Plan Administrator determines otherwise in a stock option agreement, Non-Statutory Options provided to Optionees employed by the Company’s European subsidiaries are not so transferable. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

A. ELIGIBILITY. Incentive Options may only be granted to Employees.

B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed (or those repurchase rights are to be assigned) in the Corporate Transaction.

D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee’s Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

G. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee’s Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

A. The Plan Administrator shall have the authority to effect, at any time, and from time to time, with the consent of the affected option holders the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date. However, any repricing of stock options, effected either by reducing the exercise price of outstanding options or canceling outstanding options and granting replacement options with a lower exercise price, shall require the approval of the holders of a majority of the Corporation’s voting shares, with the sole exception of that certain exchange offer to be commenced as soon as is reasonably practicable following May 20, 2003, pursuant to which holders of options to purchase a maximum of 7,000,000 shares of the Corporation’s Common Stock with an exercise price per share of at least ten percent (10%) higher than the closing price of a share of the Company’s Common Stock on the Nasdaq National Market on the trading day prior to the commencement of the exchange offer, shall be offered the opportunity to elect to cancel such options (the “Cancelled Options”), in exchange for the grant of replacement options to purchase 0.80 shares of the Corporation’s Common Stock for each share under the Cancelled Options (the “Replacement Options”), with such Replacement Options to be granted no less than six months and one day following the cancellation of the Cancelled Options, at a price equal to the fair market value of the Corporation’s Common Stock on such date of grant (the “New Grant Date”). Each Replacement Option will have a term equal to the lesser of (i) the remaining term of the Cancelled Option, or (ii) five and one-half (51/2) years. The vesting commencement date and vesting schedule for each Replacement Option will be the same as for the Cancelled Option which it replaces, subject to adjustment for any shares previously exercised, except that vesting will be suspended during the period between the cancellation date of the Cancelled Options and the New Grant Date. Further, optionholders who receive Replacement Options will be prohibited from exercising those Replacement Options for an additional six months following the New Grant Date. Executive Officers and Directors of the Corporation shall not participate in this exchange offer, and this exchange offer will be structured so that the Corporation avoids incurring financial accounting charges.

B. Notwithstanding the foregoing and any other provision set forth in the Plan to the contrary, the Plan Administrator may, in its sole discretion, institute a single option exchange program, as described in the proxy statement with respect to the Company’s 2009 Annual Meeting of Stockholders, under which outstanding options granted under the Plan may be surrendered or cancelled in exchange for a lesser number of equity awards granted under the Company’s 2004 Equity Incentive Plan.

V.	STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

(iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

A.	PURCHASE PRICE.

(i) The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

(ii) Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(1) cash or check made payable to the Corporation, or

(2) past services rendered to the Corporation (or any Parent or Subsidiary).

B.	VESTING PROVISIONS.

(i) Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(1) the Service period to be completed by the Participant or the performance objectives to be attained,

(2) the number of installments in which the shares are to vest,

(3) the interval or intervals (if any) which are to lapse between installments, and

(4) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

(ii) Any new, substituted or additional securities or other property including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

(iii) The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

(iv) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

(v) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL

A. All of the Corporation’s outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.	OPTION TERMS

A.	GRANT DATES. Option grants shall be made on the dates specified below:

(i) On the date of each Annual Stockholders Meeting held on or after May 20, 2003, each non-employee member of the Board who is to continue to serve on the Board (an “Eligible Director”), whether or not that Eligible Director is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase an amount equal to 25,000 shares of Common Stock. There shall be no limit on the number of such option grants any one Eligible Director may receive over his or her period of Board service, and Eligible Directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation shall be eligible to receive such option grants over their period of continued Board service. Each individual serving as a non-employee Board member shall, upon the date such individual joins the Board of Directors, be automatically granted on such date a non-statutory option to purchase 30,000 shares if joining between January 27, 1999 and May 17, 2001 or 60,000 shares if joining on or after May 17, 2001 (a “Primary Grant”), provided such individual (i) had not previously been in the employ of the Corporation (or any parent or Subsidiary) and (ii) had not otherwise received a prior stock option grant from the Corporation.

(ii) Each Eligible Director on October 26, 1999 shall automatically be granted a Non-Statutory Option to purchase a number of shares of Common Stock equal to (x) 30,000 minus (y) the number of shares of Common Stock Options granted to such individual since the prior Annual Stockholders Meeting and including the grant at such meeting (the “Interim Option”).

(iii) Each individual serving as a non-employee Board member on the Underwriting Date and each Eligible Director elected to the Board prior to January 26, 1999 was automatically granted, on such date, a Non-Statutory Option to purchase 40,000 shares of Common Stock (an “Initial Grant”), provided such individual (i) had not previously been in the employ of the Corporation (or any Parent or Subsidiary) and (ii) had not otherwise received a prior stock option grant from the Corporation , except that prior to the 1998 Annual Meeting such Initial grant was for 32,000 shares instead of 40,000. On every Annual Shareholder Meeting after the Underwriting Date but on or prior to January 26, 1999, each Eligible Director was granted a Non-Statutory Option for 10,000 shares of Common Stock, provided such individual was an Eligible Director for at least six (6) months, except that prior to the 1998 Annual Meeting, such option was to purchase 8,000 shares, not 10,000. After January 26, 1999 and prior to October 26, 1999, Eligible Directors were granted a Non-Statutory Option to purchase 7,500 shares of Common Stock on the date of each Annual Shareholders Meeting and grants of Non-Statutory Options to purchase 7,500 shares of Common Stock on the next three (3) three (3) month anniversaries following each applicable Annual Shareholders Meeting. The automatic annual grant of 30,000 shares of Common Stock is intended to replace these previous automatic quarterly grants.

B.	EXERCISE PRICE.

(i) The exercise price per share for any option grant under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

(ii) The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. OPTION TERM. Each option granted on or after May 17, 2001 shall have a term of seven (7) years measured from the grant date. Each option granted between October 26, 1999 and May 17, 2001 shall have a term of five (5) years measured from the grant date. The Interim Option shall have a term of five (5) years from the date of the 1999 Annual Stockholders Meeting. Each option granted on or after January 26, 1999 and on or before October 26, 1999 shall have a term of two (2) years measured from the option grant date. Each option granted prior to January 26, 1999 shall have a term of ten (10) years from its date of grant.

D. EXERCISE AND VESTING OF OPTIONS. Automatic option grants made on the date of each Annual Stockholders Meeting held on or after May 20, 2003 shall vest and become exercisable on the first anniversary of their grant date, provided the Optionee remains a Board member on such date. Each Interim Option shall vest and become exercisable on the first anniversary of the 1999 Annual Shareholders Meeting, provided the Optionee remains a Board member on such date. Each option granted on or after January 26, 1999 and on or before October 26, 1999 shall be fully vested and immediately exercisable on the option grant date for any or all of the option shares. Any shares purchased under an option granted prior to January 26, 1999 shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. Each Initial Grant and each Primary Grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date. With respect to annual share grants made prior to January 26, 1999, such options shall vest, and the Corporation’s repurchase right shall lapse, in two (2) successive equal annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option; provided, however, in no event shall the option be exercised later than the option term provided in such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.	FINANCING

A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(i) STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

(ii) STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan became effective with respect to the Discretionary Option Grant and the Stock Issuance Programs immediately upon the Plan Effective Date. The Automatic Option Grant Program under the Plan became effective on the Underwriting Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. In addition, the initial option grants under the Automatic Option Grant Program were made on the Underwriting Date to each Eligible Director at that time.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan.

However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

IV.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Notwithstanding the foregoing, the approval of the holders of not less than a majority of the outstanding common stock of the Corporation entitled to vote shall be required to take the following actions:

(i) amend the Plan to materially modify the requirements for eligibility under the Plan;

(ii) amend the Plan to materially increase the number of shares of Common Stock which may be issued over the term of the Plan; or

(iii) amend the Plan to materially increase the benefits accruing to participants under the Plan as such benefits are currently set forth in the Plan.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance

Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX TO 1996 STOCK INCENTIVE PLAN

The following definitions shall be in effect under the Plan:

A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

B. BOARD shall mean the Corporation’s Board of Directors.

C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D. CODE shall mean the Internal Revenue Code of 1986, as amended.

E. COMMON STOCK shall mean the Corporation’s common stock.

F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean Polycom, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Polycom, Inc. which shall by appropriate action adopt the Plan.

H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

(iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, taking into account such factors as it deems appropriate.

M. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

W. PLAN shall mean the Corporation’s 1996 Stock Incentive Plan, as set forth in this document.

X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Y. PLAN EFFECTIVE DATE shall mean March 5, 1996, the date on which the Plan was adopted by the Board.

Z. PREDECESSOR PLAN shall mean the Corporation’s existing 1991 Stock Option Plan.

AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

AB. SECONDARY COMMITTEE shall mean a committee of at least one (1) Board member appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

AC. SECTION 12(g) REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12(g) of the 1934 Act.

AD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

AE. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

AF. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

AG. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

AI. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AJ. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

AK. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

AL. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

AM. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

AN. UNDERWRITING DATE shall mean April 29, 1996, the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.

POLYCOM R

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m., Eastern Time, on May 26, 2009.

Vote by Internet

Log on to the Internet and go to

www.investorvote.com/plcm

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone

telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors: For Withhold For Withhold For Withhold

01—Robert C. Hagerty 02—Michael R. Kourey 03—Betsy S. Atkins

04—David G. DeWalt 05—John A. Kelley, Jr. 06—D. Scott Mercer

07—William A. Owens 08—Kevin T. Parker

For Against Abstain For Against Abstain

2. To approve amendments to Polycom’s 2004 Equity Incentive Plan and 1996 Stock Incentive Plan to (i) permit Polycom to undertake a one-time option exchange program, (ii) increase the number of shares of common stock reserved for issuance under the 2004 Equity Incentive Plan by 3,600,000 shares, (iii) implement flexible share counting under the 2004 Equity Incentive Plan, and (iv) make certain other clarifying amendments.

3. To ratify the appointment of PricewaterhouseCoopers LLP as Polycom’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

4. In their discretion, the proxies and attorneys-in –fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

POLYCOM R

Proxy — Polycom, Inc.

ANNUAL MEETING OF STOCKHOLDERS, MAY 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POLYCOM, INC.

PROXY—The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 2008 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 23, 2009, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on May 27, 2009 at 10:00 a.m., local time, at Polycom, Inc.’s headquarters facilities and, revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of common stock and any interest in the special voting stock of Polycom, Inc. held of record by the undersigned on April 10, 2009 at the Annual Meeting to be held on May 27, 2009, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposals 2 and 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE PROPOSALS IN ITEMS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Printed on recycled paper